Exhibit 10.76

LEASE

by and between

BMR-3450 MONTE VILLA PARKWAY LLC,

a Delaware limited liability company

and

AVI BIOPHARMA, INC.,

an Oregon corporation

LEASE

THIS LEASE (this “Lease”) is entered into as of this 24th day of July, 2009 (the “Execution Date”), by and between BMR-3450 MONTE VILLA PARKWAY LLC, a Delaware limited liability company (“Landlord”), and AVI BIOPHARMA, INC., an Oregon corporation (“Tenant”).

RECITALS

A.            WHEREAS, Landlord owns certain real property described on Exhibit A-1 attached hereto (the “Property”) and the improvements thereon located at 3450 Monte Villa Parkway in Bothell, Washington, including the building located thereon (the “Building”) in which the Premises (as defined below) are located; and

B.            WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the “Premises”) located in the Building, pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                       Lease of Premises.

1.1.          Effective on the Term Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A-2 attached hereto for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses.  The Property and all landscaping, parking facilities and other improvements and appurtenances related thereto, including, without limitation, the Building, are hereinafter collectively referred to as the “Project.”  All portions of the Project that are for the non-exclusive use of tenants of the Building, including, without limitation, driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and public lobbies, are hereinafter referred to as “Common Area.”

1.2.          In addition, and for no additional charge, Tenant shall have the right to access and use Tenant’s Pro Rata Share (as defined below) of the roof area of the Building for placement and installation of communication and satellite systems and antennas, subject to (a) approval (if required by Applicable Laws (as defined below)) and (b) Landlord’s reasonable approval of the actual location and acceptable screening of the same for aesthetic purposes.  Notwithstanding the foregoing, Tenant may only penetrate the roof membrane using a contractor acceptable to Landlord in its sole and absolute discretion, and shall indemnify, save, defend and hold Landlord harmless from and against any Claims (as defined below) arising out of damage to the Building or a voiding of the roof warranty due to Tenant’s activities.  To the extent that signals from Tenant’s rooftop equipment conflict with signals of Landlord’s or other tenants’ rooftop equipment, Tenant shall promptly modify at its sole cost and expense such equipment so that any party whose equipment was installed prior to Tenant’s (or if Tenant changes its signals or frequency after initial installation, any party whose use of its signal or frequency predates Tenant’s use of its altered signal or frequency) shall not suffer interference from Tenant’s equipment.  Tenant shall remove all such equipment from the roof upon the expiration or earlier termination of this Lease, and shall promptly (and in any case prior to such expiration or earlier termination) repair all damage resulting from such removal.

1.3.          In addition, and for no additional charge, Tenant shall have the right to exclusive use of up to two (2) adjacent full-size parking stalls behind the rear of the Premises (the location of such stalls to be subject to Landlord’s reasonable consent; and provided that such stalls shall constitute part of, and not be in addition to, Tenant’s Parking Share (as defined below)) for the purposes of Tenant installing a temporary storage shed (at Tenant’s sole expense), in which Tenant may store and secure its personal property at Tenant’s sole risk and in accordance with Applicable Laws and this Lease, including without limitation barrels with chemical waste.

2.                                       Basic Lease Provisions.  For convenience of the parties, certain basic provisions of this Lease are set forth herein.  The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1.          This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2.          In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square footage.  Rentable Area and Tenant’s Pro Rata Share (as defined below) are both subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)
Rentable Area of Premises	19,108 square feet
Rentable Area of Building	51,000 square feet
Tenant’s Pro Rata Share of Building	37.47%

2.3.          Initial monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Rent Commencement Date (as defined below), subject to adjustment under this Lease:

S.F. of Rentable Area	Per S.F. of Rentable Area	Total Monthly	Total Annual
19,108	$27 annually	$42,993	$515,916

2.4.	Estimated Term Commencement Date: September 1, 2009

2.5.	Estimated Term Expiration Date: November 30, 2014

2.6.	Security Deposit: $85,986, subject to increase in accordance with the terms hereof

2.7.	Permitted Use: General office and laboratory use in conformity with Applicable Laws (as defined below)

2.8.	Address for Rent Payment:	BMR-3450 Monte Villa Parkway LLC
P.O. Box 511287
Los Angeles, California 90051-7842

2.9.	Address for Notices to Landlord:	BMR-3450 Monte Villa Parkway LLC
17190 Bernardo Center Drive
San Diego, California 92128
Attn: Vice President, Real Estate Counsel

2.10.	Address for Notices to Tenant:	The Premises
Attn: David Boyle, C.F.O.

With a copy to Leslie Hudson, C.E.O.

Except prior to Commencement Date at:

AVI BioPharma, Inc.
4575 SW Research Way, Suite 200
Corvallis, Oregon 97333
Attn: David Boyle, C.F.O.

With a copy to Leslie Hudson, C.E.O.

2.11.                        The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A-1                                     Property Legal Description

Exhibit A-2                                     Premises Space Plan

Exhibit B                                                 Work Letter

Exhibit C                                                 Acknowledgement of Term Commencement Date and Term Expiration Date

Exhibit D                                                Form of Access & Confidentiality Agreement

Exhibit E                                                  Form of Letter of Credit

Exhibit F                                                  Rules and Regulations

Exhibit G                                                 Major Competitors

Exhibit H                                                Tenant’s Personal Property

Exhibit I                                                     Form of Estoppel Certificate

Exhibit J                                                    Form of Consent to Sublease for Entire Premises

Exhibit K                                                Form of Consent to Sublease for Portion of Premises

3.                                       Term.

3.1.          The actual term of this Lease shall be approximately sixty-three (63) months (the “Term”), starting on the actual Term Commencement Date (as defined in Section 4.1) and ending on the dated that is the final day of the month in which the sixty-third (63rd) monthly anniversary of the Term Commencement Date occurs (such date, the “Term Expiration Date”), subject to earlier termination of this Lease as provided herein.

3.2.          Tenant shall have the one-time option to terminate this Lease (the “Termination Option”) effective on the date (the “Permitted Early Termination Date”) that is three (3) years after the Term Commencement Date (except for those provisions that expressly survive the expiration or earlier termination of this Lease) upon at least twelve (12) months’ prior written notice to Landlord (the “Termination Notice”); provided that Tenant pay to Landlord at the time Tenant delivers to Landlord the Termination Option a termination fee equal to Two Hundred Sixty-Six Thousand Two Hundred Forty-Seven and 02/100 Dollars ($266,247.02), which Landlord and Tenant agree equals the sum of (a) any unamortized TI Allowance, (b) any unamortized broker fees or commissions and (c) one month of Base Rent at the rate in effect at the time of Tenant’s exercise of the Termination Option (collectively, the “Termination Fee”).  Landlord and Tenant agree that the aforementioned Termination Fee is correctly computed given the parties’ current knowledge, and shall not be revised in the event that either party later asserts that the Termination Fee was incorrectly calculated or based on knowledge that was incorrect or has evolved.  Unamortized TI Allowance and unamortized broker fees or commissions each shall be calculated on a straight line amortization over the initial term of sixty (60) months.  For the sake of clarity, the Termination Fee shall not be required to be paid in connection with any other early termination right of Tenant under this Lease.

4.                                       Tenant Improvements.

4.1.          The “Term Commencement Date” shall be the earlier of (a) the Estimated Term Commencement Date (subject to extensions for Force Majeure or Landlord’s Delay (as those terms are defined below)) and (b) the day the Tenant Improvements are Substantially Complete.  Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within ten (10) days after Tenant takes occupancy of the Premises, in the form attached as Exhibit C hereto.  Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder.  Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date.  “Force Majeure” means accident; breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Landlord or

Tenant, as the case may be; or governmental regulation, moratorium or other governmental action, inaction or delay.  “Landlord’s Delay” means Landlord’s inability, despite the exercise of reasonable diligence or by any other cause, including Landlord’s negligence, to furnish any utility or service, to (y) respond within the timeframes required by this Lease (including the Work Letter) to (i) Tenant’s requests for consent or approval in accordance with the Work Letter or (ii) Advance Requests submitted in accordance with the Work Letter or (z) deliver the Premises to Tenant upon the Execution Date.  In addition, if Landlord fails to deliver possession of the Premises to Tenant by October 1, 2009, for any reason (including Force Majeure), then Tenant shall thereafter have the right to terminate this Lease (except for those provisions that, by their express terms, survive the expiration or earlier termination hereof) without paying any Termination Fee; provided that Landlord shall have ten (10) days after receipt from Tenant of notice of such failure to deliver possession of the Premises to Tenant to so deliver the Premises, and if Landlord so delivers, Tenant shall have no right to terminate the Lease pursuant to this Section.

4.2.          Landlord agrees that it shall permit Tenant to enter upon the Premises upon the Execution Date and prior to the Term Commencement Date for the purpose of installing improvements or the placement of personal property and to use the office portion of the Premises for operating Tenant’s business therefrom, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 24 are in effect, and such entry shall be subject to all the terms and conditions of this Lease (other than the payment of Base Rent (as defined below)).  To the extent that Landlord’s ability to fulfill its obligations under this Lease (including, without limitation, with respect to the provision of utilities and utility metering pursuant to Article 17) are adversely affected by Tenant’s use or occupancy of the Premises pursuant to this Section, Landlord shall not be deemed to be in breach of such obligations.

4.3.          Tenant shall cause to be constructed the tenant improvements in the Premises (the “Tenant Improvements”) pursuant to the Work Letter attached hereto as Exhibit B (the “Work Letter”) at a cost to Landlord not to exceed (a) Three Hundred Eighty-Two Thousand One Hundred Sixty Dollars ($382,160) (based upon Twenty Dollars ($20) per rentable square foot) (the “TI Allowance”).  The TI Allowance may be applied to the costs of (n) construction (including, without limitation, Tenant’s Signage (as defined below) and the installation of utility meters in accordance with this Lease), (o) project review by Landlord (for which Tenant shall pay Landlord’s actual, out-of-pocket expenses reasonably incurred in connection with Landlord’s plan review, coordination, scheduling, oversight and supervision thereof, up to a maximum of three percent (3%) of the cost of the Tenant Improvements, including the TI Allowance), (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements, and (r) costs and expenses for labor, material, equipment and fixtures.  In no event shall the TI Allowance be used for (v) the cost of work that is not authorized by the Approved Plans (as defined in the Work Letter) or otherwise approved in writing by Landlord, (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment (other than utility meters installed in accordance with this Lease and any other items specifically mentioned in the Approved Plans (as defined below), (y) costs resulting from any default by Tenant of its obligations under this Lease or (z) costs actually recovered by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors); provided that Tenant shall use commercially reasonable efforts to recover such costs from third parties.  Notwithstanding the foregoing, under no circumstances shall Tenant be required to construct any of the Tenant Improvements, even if part of the Approved Plans, so long as such failure to construct does not materially adversely affect the Tenant Improvements constructed by Tenant.

4.4.          To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay pari passu  with Landlord any Excess TI Costs.  If the actual Excess TI Costs are less than the Excess TI Costs paid by Tenant pari passu with Landlord, Landlord shall credit Tenant with the overage paid by Tenant against Tenant’s Rent (as defined below) obligations, beginning after Landlord has completed the final accounting for the Tenant Improvements.  In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under this Lease.  Tenant shall deliver to Landlord  (i) a certificate of occupancy for the Premises suitable for the Permitted Use and (ii) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor.

4.5.          Prior to entering upon the Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 24 are in effect, and such entry shall be subject to all the terms and conditions of this Lease.

4.6.          Landlord and Tenant shall mutually agree upon the selection of the architect, engineer, general contractor and major subcontractors, and Landlord and Tenant shall each participate in the review of the competitive bid process.  Landlord agrees that it cannot condition its consent on a requirement that Tenant use union labor.  Landlord further acknowledges that it has preapproved the contractors listed on Attachment 1 to the Work Letter.

4.8           Promptly after the Execution Date, Tenant shall install meters for all water, gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises for use during Tenant’s construction of the Tenant Improvements and until the Term Commencement Date, and Tenant shall pay all such utility charges, together with any fees, surcharges and taxes thereon.  Tenant may use the TI Allowance for costs properly incurred in connection with the installation of such meters.

5.                                       Condition of Premises.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business.  Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date and (b) except as otherwise agreed in this Lease, Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises.  Tenant’s taking of possession of the

Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair.  Notwithstanding anything in this Article to the contrary, Landlord shall deliver the Premises to Tenant with Building systems serving the Premises in good, operational condition.

6.                                       Sales Tax.

6.1.          Retail sales tax otherwise applicable to portions of construction of the Building and Tenant Improvements and other improvements made or requested by Tenant may be eligible for deferral pursuant to RCW 82.63 (the “Sales Tax Deferral”) as a result of the uses of the Premises intended by Tenant. Landlord shall make application with the Washington State Department of Revenue (the “Revenue Department”) for the Sales Tax Deferral with respect to work to be performed and paid for by Landlord pursuant to this Lease.  When the Revenue Department has determined the final amount of the sales tax that Landlord may defer pursuant to the Sales Tax Deferral program, Landlord shall provide Tenant with written notice of such amount.  The Sales Tax Deferral shall be credited to Tenant through the Base Rent, with Landlord agreeing not to charge against the TI Allowance the amount of the Sales Tax Deferral.

6.2.          Tenant agrees that if a subsequent audit by the Revenue Department determines that (a) because Tenant’s use of the Premises has changed or (b) for any other reason, any of the sales tax previously deferred pursuant to the Sales Tax Deferral is due and owing to the Revenue Department (except due to Landlord’s negligent acts or omissions or willful misconduct), Tenant shall pay  (including any penalties and interest thereon) directly to the Revenue Department and provide evidence of such payment to  Landlord within ten (10) days following the date Landlord notifies Tenant of any such determination by the Revenue Department, ; provided that Tenant may conduct a good faith contest of any such determination by the Revenue Department in accordance with appropriate administrative procedures so long  as  payment of the amount claimed by the Revenue Department is stayed during the conduct of the contest.  If Tenant desires to dispute the amount claimed by the Revenue Department to be due but payment of such amount is not stayed during the conduct of the proceedings, Tenant shall pay the amount due but may indicate it is paying such amount under protest.

6.3.          Landlord shall reasonably cooperate with and assist Tenant in any challenges or audits to the Sales Tax Deferral benefit, at no cost to Landlord.  Landlord shall promptly notify Tenant of any such action of which Landlord becomes aware, and shall promptly forward any correspondence regarding any such challenge or audit.  Tenant shall have the right to contest or review on its own behalf (but not on Landlord’s behalf) any proceedings regarding the Sales Tax Deferral benefit that may be instituted, either before, during or after the Term.  Landlord shall, on a timely basis, execute all reasonably necessary instruments in connection with any such protest, appeal or other proceedings, at no cost to Landlord.  If any proceeding may only be instituted and maintained by Landlord, then Landlord shall do so at Tenant’s cost upon the request of Tenant, with counsel engaged by Tenant and reasonably acceptable to Landlord.

7.                                       Rentable Area.

7.1.          The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises, Building or Project, as applicable.

7.2.          The Rentable Area of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building.  The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls.  The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.

7.3.          The term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Building that is not then utilized or expected to be utilized as usable area, including, but not limited to, that portion of the Building devoted to corridors, equipment rooms, mechanical equipment areas, restrooms, elevator lobby, atrium and mailroom.

8.                                       Rent.

8.1.          Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the date that is three (3) months after the Term Commencement Date (the “Rent Commencement Date”), the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 9 hereof.  Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments provided in Article  9 hereof, each in advance on the first day of each and every calendar month during the Term.

8.2.          In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s pro rata share, as set forth in Section 2.2 (“Tenant’s Pro Rata Share”), of Operating Expenses (as defined below) and (b) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

8.3.          Base Rent and Additional Rent shall together be denominated “Rent.”  Rent shall be paid to Landlord, without abatement, deduction or offset, except as otherwise expressly agreed upon in this Lease, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing.  In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then-current rate for such fractional month.

9.                                       Rent Adjustments.  Base Rent shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent.  The first such adjustment shall become effective commencing with that monthly rental installment that is due on or after the first (1st) annual anniversary of the Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.

10.                                 Operating Expenses.

10.1.        As used herein, the term “Operating Expenses” shall include:

(a)           Government impositions including, without limitation, property tax costs consisting of real and personal property taxes and installments of assessments, including amounts due under any improvement bond upon the Building or the Project, including the parcel or parcels of real property upon which the Building and areas serving the Building are located or installments of assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”) are levied; taxes on or measured by gross rentals received from the rental of space in the Project; taxes based on the square footage of the Premises, the Building or the Project, as well as any taxes on parking, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws (as defined below) or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes (so long as such contests are reasonable and in good faith), less tax refunds obtained as a result of an application for review thereof.  For any taxes or assessments that may be paid in installments, Landlord agrees that such shall be paid over the longest permitted number of installments, and Tenant shall only be liable for Tenant’s Pro Rata Share of those installments that were applicable to the Term.  Operating Expenses shall not include any net income, franchise, capital stock, gift, estate or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Project; or federal or state net income tax imposed on Landlord’s income derived from rentals, gross receipts, or otherwise; or any retroactive assessments to the extent imposed for periods prior to the Term Commencement Date or other taxes, assessments or charges applicable to any period prior to the Term Commencement Date; and

(b)           All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project including only costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder, but specifically excluding the costs of funding reasonable reserves therefor; costs of utilities furnished to the Common Areas; sewer fees; cable television; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord and used for the operation, maintenance or repair of the Project or Building systems and equipment; telephone, postage, stationery supplies and other expenses incurred and used for the operation, maintenance or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with the Project; costs of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in Common Areas; capital expenditures made during the Term, the cost of which shall be amortized over their useful lives in accordance with generally accepted accounting principles (but in no event longer than seven (7) years); Project office rent or rental value and utilities for a commercially reasonable amount of space, to the extent an office used for Project operations is maintained in the Building; costs of complying with any federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Property, the Project, the Building, the Premises, Landlord or Tenant, including both statutory and common law and hazard waste rules and regulations (“Applicable Laws”); insurance premiums for insurance Landlord is required or permitted to maintain under this Lease; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies carried pursuant to this Lease; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of valet or otherwise staffed parking (if such service is approved by Tenant as set forth below); and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including, without limitation, janitors, floor waxers, window washers, watchmen, gardeners, sweepers and handymen, but excluding any employees of Landlord above the level of property manager.  The cost of providing janitorial services to the Premises shall be paid by Tenant directly, not as part of Operating Expenses.

Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions; expenses that relate to preparation of rental space for a tenant or for services rendered to other tenants but not made available to Tenant; expenses of initial development, design and construction, including, but not limited to, grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); legal expenses relating to other tenants; other costs incurred for the account of specific tenants, including, without limitation, such expenses that are separately billed to and paid by specific tenants (but not as part of Operating Expenses); costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; ground lease payments; interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Section 10.1(a)); salaries of executive officers of Landlord; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements in regard thereto that are provided for in Section 10.1(b)); taxes that are excluded from Operating Expenses by the last sentence of Section 10.1(a); any fine, interest or penalties incurred by Landlord (and attorneys’ fees relating thereto) as a result of Landlord’s violation of any Applicable Laws; any cost to comply with Applicable Laws to the extent Landlord was not in compliance as of the Term Commencement Date; costs incurred due to the breach of this Lease by, or gross negligence or willful misconduct of Landlord (including any attorneys’ fees related thereto; the cost to remediate, remove or otherwise comply with Applicable Laws relating to Hazardous Materials (as defined below), to the extent Landlord breached any representations in this Lease related thereto, and to the extent Hazardous Materials were present upon, in or about the Property prior to the Term Commencement Date (other than by Tenant or its officers, assignees, subtenants, concessionaires, licensees, invitees, agents, employees or contractors) or were subsequently brought onto the Property by Landlord or its officers, assignees, concessionaires, licensees, agents, employees or contractors; the cost to restore or repair the Property, Building or the Premises following a casualty or condemnation to the extent resulting from Landlord’s failure to maintain the type and levels of insurance required under this Lease; and the cost of specific services and equipment not being provided to and utilized by Tenant (including janitorial services in the Premises, back-up power, vacuum system and reverse osmosis water).  In addition, Operating Expenses expressly exclude all of the following, which the parties agree are incorporated in the Property Management Fee (as defined below):  costs of compensation (including employment taxes and fringe benefits) of any persons employed by Landlord other than those permitted by the preceding paragraph.

10.2.        Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below) and (b) Landlord’s estimate of Tenant’s Pro Rata Share of Operating Expenses with respect to the Project for such month.  Notwithstanding anything to the contrary herein, under no circumstances shall Landlord collect as Operating Expenses, in the aggregate from all persons, whether directly or indirectly (e.g., through a gross lease) more than one hundred percent (100%) of Operating Expenses for the Project.

(x)            The “Property Management Fee” shall equal three percent (3%) of the Base Rent due from Tenant.

(y)           Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord (but in no event longer than one hundred twenty (120) days), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year.  Landlord’s annual statement shall also be final and binding upon Landlord unless Landlord, within nine (9) months after issuance of such statement, issues an amended or corrected statement.  The nine (9) month periods stated in the immediately prior sentences do not apply in cases of actionable fraud or malfeasance, or where a retroactive adjustment is made or additional tax imposed by a taxing authority.  Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days after receipt of an invoice therefor.  If the amounts paid by Tenant pursuant to this Section 10.2 exceed Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.  Any payments pursuant to this Section 10.2(y) shall be due no later than thirty (30)

days after issuance of Landlord’s annual statement, with interest accruing thereafter at a rate (the “Default Rate”) equal to the least of (a) the prime rate plus five percent (5%), as reported by the Bank of America or its successor, (b) the judgment rate for Washington State and (c) the highest rate permitted by Applicable Laws, if any.

(z)            Any amount due under this Section 10.2 for any period that is less than a full month shall be prorated (based on a thirty (30)-day month) for such fractional month.

10.3.        Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within one hundred twenty (120) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor.  If, during such one hundred twenty (120) day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Pro Rata Share of Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries.  In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Pro Rata Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant (the “Independent Accountant”) on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense, but subject to reimbursement pursuant to this paragraph) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”).  Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course of its business, although Landlord shall send electronic copies to Tenant upon receipt of written request therefor from Tenant.  Landlord need not provide copies of any books or records, but shall permit Tenant or the Independent Accountant to make copies at Tenant’s expense.  Tenant shall commence the Independent Review within thirty (30) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review.  Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) prior to the expiration of the one hundred twenty (120) day review period stated herein.  Landlord shall review the results of any such Independent Review.  The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review.  If, as of sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Bothell, Washington area (the “Accountant”).  If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review).  If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant.  Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate.  Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses.  The Accountants may not select or designate any other determination of Operating Expenses.  The determination of the Accountant(s) shall bind the parties.  If the parties agree or the Accountant(s) determine that Tenant’s Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results.  If the parties agree or the Accountant(s) determine that Tenant’s payments of Tenant’s Pro Rata Share of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results.  If the parties agree or the Accountant(s) determine that Tenant’s Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant’s obligations for such calendar year by five percent (5%) or more, then Landlord shall pay the cost of the Accountant and the cost for the Independent Review; otherwise, Tenant shall pay the cost of the Accountant(s) and the Independent Review.  Landlord shall pay the cost of any accountant or other professional (other than an Accountant) appointed solely by Landlord (for instance, to select the Accountant(s) following an impasse with Tenant or to review and/or challenge the Independent Review).

10.4.        Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date; provided, however, that if Landlord shall permit Tenant possession of the Premises prior to the Term Commencement Date, Tenant shall be responsible for Operating Expenses from such earlier date of possession.  Tenant’s responsibility for Tenant’s Pro Rata Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, (b) the date Tenant has fully vacated the Premises or (c) if termination of the Lease is due to a default by Tenant, the earliest of (i) the date of rental commencement of a replacement tenant, (ii) the applicable termination date if Tenant pays the Termination Fee and (iii) the date that would have been the Term Expiration Date absent a Default.

10.5.        Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated based on the number of days when Tenant is responsible for Operating Expenses pursuant to this Lease.  Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate to the time period wherein Tenant has an obligation to share in Operating Expenses.

10.6.        Where Tenant has incurred an expense that it believes is Landlord’s duty to pay pursuant to this Lease, Tenant shall submit to Landlord an invoice or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease or that Tenant reasonably believes is the responsibility of Landlord pursuant to this Lease or the Work Letter.  Any payment due from Landlord to Tenant must be paid within thirty (30) days after such submission, with interest accruing thereafter at the Default Rate.

11.                                 Taxes on Tenant’s Property.

11.1.        Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises, but only to the extent Tenant is not required to surrender such personal property and trade fixtures to Landlord upon the expiration or earlier termination of the Term.

11.2.        If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building or the Property is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures that constitute Tenant’s property under this Lease and that Tenant has the right to remove upon the expiration or earlier termination of this Lease, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed valued of the Building or the Project, then Tenant shall, within thirty (30) days after demand therefor, repay to Landlord the taxes so paid by Landlord.

12.                                 Security Deposit.

12.1.        Tenant shall deposit with Landlord on or before the Execution Date the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of this Lease.  If Tenant defaults with respect to any provision of this Lease, including, but not limited to, any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default.  If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease.  The provisions of this Article 12 shall survive the expiration or earlier termination of this Lease.

12.2.        In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

12.3.        Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.  This provision shall also apply to any subsequent transfers.

12.4.        If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

12.5.        [Intentionally omitted]

12.6.        If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord.  Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit.  Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

12.7.        The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion.  Tenant may at any time, except during Default (as defined below), deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows.

(a)           If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is sixty (60) days after the then current Term Expiration Date, a letter of credit in the form of Exhibit E issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year.  Landlord may require the L/C Security to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security.  If any issuer of the L/C Security shall become insolvent, then Tenant shall immediately deliver to Landlord (without the requirement of notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article 12.  As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks).  If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then:  (i) Landlord shall with reasonable diligence complete any necessary calculations; (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires; and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security.  Tenant shall reimburse Landlord’s legal costs (as estimated by Landlord’s counsel) in handling Landlord’s acceptance of L/C Security or its replacement or extension.

(b)           If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.

(c)           Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if:  (i) an uncured Default (as defined below) exists; (ii) as of the date forty-five (45) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) six (6) months after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security; (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days; (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security.  This paragraph does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d)           Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease.  Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage.  Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit.  In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.

(e)           If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five (5) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary.  If the required Security changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

13.                                 Use.

13.1.        Tenant shall use the Premises for the purpose identified as the Permitted Use in Section 2.7, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

13.2.        Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above.  Landlord shall not, however, have the right to require Tenant to discontinue the use of the Premises for the Permitted Use, unless required to do so by Applicable Laws.  If Landlord requires Tenant to discontinue the use of the Premises due to a change in Applicable Laws after the Effective Date, then Tenant shall have the right, in its sole and absolute discretion, to (a) change the Permitted Use to one that is permitted by Applicable Laws, subject to Landlord’s reasonable consent, or (b) terminate this Lease and all unaccrued obligations hereunder (except those that specifically survive the expiration or earlier termination of this Lease), without the requirement that Tenant pay a Termination Fee.  Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

13.3.        Landlord will not voluntarily cause the zoning of the Building to be changed to a designation that would prevent Tenant from conducting the Permitted Use in the Premises without first obtaining a conditional use permit or other approval allowing the continued use of the Premises for the Permitted Use.

13.4.        Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building and the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article 13.  Notwithstanding the foregoing, Landlord agrees that, to its actual knowledge as of the Execution Date and without inquiry, the Permitted Use will not implicate this Section or result in an increased charge to Tenant pursuant to this Section.

13.5.        Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

13.6.        No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent.  Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant.  In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

13.7.        Except with regard to the Tenant Improvements, (a) no awnings or other projections shall be attached to any outside wall of the Building, (b) no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings, (c) neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay if such coating or sunscreening is reasonably necessary for Tenant’s use of the Premises for the Permitted Use, and (d) no bottles, parcels or other articles shall be placed on the windowsills.

13.8.        No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent; provided that Landlord acknowledges that it has approved all Signage included in the Approved

Plans.  Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Tenant’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord.  The directory tablet shall be provided exclusively for the display of the name and location of tenants only.  Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering.  Tenant shall have Signage rights in the monument sign and Landlord acknowledges and agrees that (a) Landlord, at its sole expense, which shall not be included in Operating Expenses or otherwise charged to Tenant, shall construct a monument sign at the main entrance to the Property and (b) Tenant shall have the right to Tenant’s Pro-Rata Share of signage on the monument sign and to all other Signage within the Project, including any available exterior Building and directory Signage.  At Landlord’s option, Landlord may install any such Signage, and Tenant shall pay all costs associated with such installation within thirty (30) days after demand therefor.  Tenant, at its option, may include costs incurred in connection with the Signage described in this Section as costs covered by the TI Allowance.

13.9.        Tenant shall only place equipment within the Premises with floor loading consistent with the structural design of the Building without Landlord’s prior written approval, and such equipment shall be placed in a location designed to carry the weight of such equipment.

13.10.      Tenant shall cause any office equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other offices in the Building.

13.11.      Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project, or injure them, (b) use or allow the Premises to be used for unlawful purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Premises, the Building or the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment.

13.12.      Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, save, defend and hold Landlord harmless from and against any loss, cost, liability or expense (including reasonable attorneys’ fees and disbursements) relating to such failure of the Premises to comply with the ADA.  The provisions of this Section 13.11 shall survive the expiration or earlier termination of this Lease.

14.                                 Rules and Regulations, CC&Rs, Parking Facilities and Common Areas.

14.1.        Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit F, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its reasonable discretion (the “Rules and Regulations”);

provided that if there is a conflict between a term in this Lease and the Rules and Regulations (whether those attached as Exhibit F or those subsequently promulgated), then this Lease shall control and Tenant shall not be required to comply with such conflicting rule or regulation.  Tenant shall faithfully observe and comply with the Rules and Regulations.  Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations; provided that Landlord shall use commercially reasonable efforts to consistently and uniformly enforce the Rules and Regulations.

14.2.        This Lease is not currently subject to (a) any recorded covenants, conditions or restrictions on the Project or Property, to the extent copies thereof were provided to Tenant prior to Tenant’s execution of this Lease, and (b) any additions or amendments thereto of which Landlord provides a copy to Tenant and that (i) are required by Applicable Laws or (ii) do not materially adversely affect Tenant’s rights or obligations under this Lease and (collectively, the “CC&Rs”).  Tenant shall comply with the CC&Rs.

14.3.        Tenant shall have a non-exclusive, irrevocable license to use Tenant’s Parking Share (as defined below) of parking facilities serving the Building in common on an unreserved basis with other tenants of the Building and the Project during the Term, twenty-four (24) hours per day on each day of the Term, condemnation and casualty excepted.  So long as Tenant’s Parking Share of the parking facilities is not reduced, Tenant acknowledges that Landlord reserves the right to license the parking facilities (and common areas) to third parties during non-business hours.

14.4.        “Tenant’s Parking Share” of parking facilities during the Term shall equal approximately two and four tenths spaces (2.4) per one thousand (1,000) rentable square feet.

14.5.        Tenant agrees to cooperate with Landlord and other tenants in the use of the parking facilities.  Landlord reserves the right to determine that parking facilities are becoming overcrowded and to limit Tenant’s use thereof.  Upon such determination, Landlord may reasonably allocate parking spaces among Tenant and other tenants of the Building or the Project.  Notwithstanding the foregoing, in no event shall such reallocation reduce Tenant’s Parking Share below the amount stated in Section 14.4.  Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking; provided that (a) Landlord shall not lease more parking spaces in aggregate than are available at the Project and (b) Landlord shall diligently respond to notifications from Tenant that Tenant is not able to use Tenant’s Parking Share by contacting those parties that are interfering with such use.

14.6.        Landlord reserves the right to modify the Common Areas, including the right to add or remove exterior and interior landscaping and to subdivide real property; provided such subdivision shall not relieve Landlord of any of its obligations hereunder (including, specifically, the obligation to provide Tenant with Tenant’s Parking Share).  Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.  Landlord confirms that restroom facilities located within the Premises shall not constitute Common Areas and that other tenants occupying the Project or the Property shall not have access rights thereto.

15.                                 Project Control by Landlord.

15.1.        Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s quiet enjoyment of the Premises as provided by this Lease and its rights granted hereunder, and not inconsistent with Landlord’s performance of all of its obligations under this Lease.  This reservation includes, without limitation, Landlord’s right to subdivide the Project, convert the Building to condominium units, grant easements and licenses to third parties (other than to the Premises), and maintain or establish ownership of the Building separate from fee title to the Property.

15.2.        Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.

15.3.        Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises for the Permitted Use or otherwise adversely modifies any of Tenant’s rights or obligations as agreed upon in this Lease.

15.4.        Subject to its adherence with the procedure set forth in this Section 15.4, Landlord may enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants during the final year of the Term, (d) post notices of nonresponsibility, (e) access the roof, telephone equipment, electrical substation and fire risers and (f) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary.  At least two (2) business days prior to entering the Premises, Landlord shall (x) give Tenant oral or written notice of the times and dates it wishes to do so, (y) make arrangements with Tenant to have a representative of Landlord be accompanied by a representative of Tenant (the “Tenant Representative”) (provided that Tenant shall make such representative reasonably available) and (z) cause each person accessing the Premises at the request of Landlord (other than Landlord or its employees, Tenant any Tenant Representative, or any Governmental Authority or agent thereof) to sign an Access & Confidentiality Agreement in the form of Exhibit D attached hereto (a “Confidentiality Agreement”) or such other form reasonably acceptable to Landlord and Tenant.  The advance notice agreed upon shall not apply in the event of emergencies (i.e., situations posing an imminent threat of bodily harm or substantial property damage); provided that Landlord shall use commercially reasonable efforts to notify Tenant of Landlord’s entry as soon as reasonably practicable (either before or after such entry).  All access by Landlord into the Premises shall be in accordance with Applicable Laws and this Lease.  Landlord further agrees that Tenant may in every event and without exception deny access to any employee of a major competitor identified on Exhibit G attached hereto for so long as the Tenant occupies the Premises; provided that Tenant may not otherwise deny access to any person employed by a vendor that Landlord engages to perform Landlord’s maintenance and other obligations under this Lease and that signs a Confidentiality Agreement.  Tenant agrees that Landlord shall have no liability for any breach of a Confidentiality Agreement by anyone other than Landlord.  In connection with any such alteration, improvement or repair as described in Subsection 15.4(f), Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed.  In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section 15.4; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible.  Landlord shall at all times retain a key with which to unlock all of the doors in the Premises.  If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof; provided that Landlord shall be liable for its gross negligence or willful misconduct in connection with such entry or failure to secure the Premises in connection with such entry; and provided further, that, notwithstanding the foregoing proviso, Landlord shall not be liable for the acts or omissions of any emergency personnel not employed by Landlord.

16.                                 Quiet Enjoyment.  So long as Tenant is not in default under this Lease, Landlord covenants that Tenant shall have quiet occupation and enjoyment of the Premises free from anyone acting through or under Landlord, except as permitted by this Lease.

17.                                 Utilities and Services.

17.1.        Landlord shall install submeters (and deduct the costs thereof from the TI Allowance) for all heat, ventilation and air conditioning; light; and power supplied to the Premises after the Term Commencement Date, and Tenant shall pay all charges for such utilities based on Tenant’s consumption of such utilities, together with any fees, surcharges and taxes thereon.  Tenant shall arrange and pay for (the costs of which may be paid from the TI Allowance) installation of equipment necessary for all telephone, internet service, cable television and other telecommunications supplied to the Premises, and Tenant shall pay all such related charges, together with any fees, surcharges and taxes thereon.  If any utility is not separately metered to Tenant, Tenant shall pay Tenant’s Pro Rata Share of all charges of such utility jointly metered with other premises or the Building as part of Tenant’s Pro Rata Share of Operating Expenses.

17.2.        Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by Force Majeure, except to the extent resulting from Landlord’s gross negligence or willful misconduct.  In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease (except in each case unless such failure continues for more than twenty-four (24) hours, in which case Tenant shall be entitled to abatement of Base Rent and Operating Expenses (to the extent such failure resulted from Landlord’s gross negligence or willful misconduct) for the period starting on the date such failure occurs until the applicable utility or service is restored).

17.3.        Notwithstanding anything to the contrary in Section 17.2, Landlord shall provide back-up power to the Project from the current one hundred twenty-five (125) kilowatt generator that shall be used in common with other tenants and occupants of the Project.  Landlord shall service and maintain such generator in a commercially reasonable manner and, notwithstanding anything in this Lease to the contrary (including, without limitation, Article 10 hereof) the ongoing service, maintenance and capital repair and replacement expenses related to supplying back-up power to the Premises shall be in included in Operating Expenses.  If there is a power interruption and the back-up power fails for more than four (4) hours after Landlord’s receipt of email notice from Tenant in connection with the same, then Tenant shall have the right, but not the obligation, to procure back-up power from other means, and Landlord shall reimburse Tenant for its reasonable, actual, out-of-pocket costs incurred in connection therewith, within thirty (30) days after receipt of Tenant’s written request and reasonable documentation relating thereto.  Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term.

17.4.        Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including, without limitation, data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building as proportionately allocated to the Premises based upon Tenant’s Pro Rata Share as usually furnished or supplied for the use set forth in Section 2.7 or (b) exceed Tenant’s Pro Rata Share of the Building’s capacity to provide such utilities or services.  Notwithstanding the foregoing, Landlord agrees that any configuration included in the Approved Plans shall not violate this Section 17.4, although Landlord reserves its right to reasonably consent to any modifications thereto or any subsequent alterations Tenant desires to make to the HVAC (defined below) exclusively serving the Premises.

17.5.        Landlord shall demise the existing laboratory gas piping and cap the same for use by Tenant, should Tenant elect to install a laboratory gas system for the Premises.  Landlord shall provide compressed air to the Premises, for which Tenant shall pay Tenant’s Pro Rata Share.

17.6.        Utilities and services provided by Landlord to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utility or service.

17.7.        Landlord shall provide water to the Premises for lavatory purposes and for laboratory use.  Landlord shall demise the existing reverse osmosis and de-ionized water piping and cap the same for use by Tenant, should Tenant elect to install a reverse osmosis and de-ionized water system for the Premises.  Tenant agrees to pay for water consumed for reverse osmosis and de-ionized water purposes as shown on said meter, as and when bills are rendered; provided that Tenant shall pay Tenant’s Pro Rata Share of water for other purposes.  If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant.  Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated, shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.

17.8.        Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when Landlord deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service when prevented from doing so by Force Majeure or a failure by a third party to deliver gas, oil or another suitable fuel supply, or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel.  Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure.  Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to ensure that the Permitted Use does not violate Applicable Laws solely due to Landlord’s temporary cessation of such services.

17.9.        For the Premises, Landlord shall (a) maintain and operate the heating, ventilating and air conditioning systems used for the Permitted Use only (“HVAC”) and (b) subject to clause (a) above, furnish HVAC as reasonably required (except as this Lease otherwise provides) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, 365 or 366 days a year.  Notwithstanding anything to the contrary in this paragraph, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services, except to the extent resulting from Landlord’s gross negligence or willful misconduct; provided that Landlord diligently endeavors to cure any such interruption or impairment.

17.10.      This Article 17 relates to interruptions in services and utilities arising in the ordinary course of operation of the Building and the Project and any related facilities.  In the event of fire, earthquake, flood, vandalism, war, terrorism, natural disaster or similar cause of damage or destruction, Article 25 shall apply in lieu of this Article 17.

18.                                 Alterations.

18.1.        Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold; provided, however, that in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, roof, foundation or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval with respect thereto in its sole and absolute discretion.  Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect or record (only with respect to Alterations that involve connections to the Building structural system, modifications to the Building envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request.  Notwithstanding the foregoing, Tenant shall not be required to seek Landlord’s prior consent to cosmetic Alterations in the Premises that cost less than Fifty Thousand Dollars ($50,000) in any one instance (each, a “Minor Alteration”); provided, however, that in the event any proposed Alteration adversely affects (x) any structural portions of the Building, including exterior walls, roof, foundation or core of the Building, (y) the exterior of the Building or (z) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Tenant must obtain Landlord’s approval, and Landlord may withhold such approval in its sole and absolute discretion.

18.2.        Unless as part of Alterations consented to by Landlord, Tenant shall not construct or permit to be constructed partitions or other obstructions that might unreasonably interfere with free access to mechanical installation or service facilities of the Building, or unreasonably with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

18.3.        Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

18.4.        Any work performed on the Premises or the Building by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time designate.  Landlord’s consent shall be deemed given if Tenant uses any of the contractors listed on Attachment 1 to the Work Letter.  Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws.  Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete “as-built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises.

18.5.        Before commencing any work, Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such work.  At such time, upon Tenant’s written request, Landlord shall notify Tenant whether such Alteration (a) will become part of Landlord’s property pursuant to Section 19.6 below or (b) must be removed upon the expiration or earlier termination of the Lease and shall, if required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work.  Landlord agrees that the bonds described in the immediately prior sentence shall not be required for the Tenant Improvements or Minor Alterations.

18.6.        Attached equipment, decorations, fixtures, additions and improvements, subject to Section 18.8, attached to (other than in a de minimus manner) or built into the Premises, made by either of the Parties, including, without limitation, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods, walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits, shall (unless, prior to such construction or installation, Landlord elects otherwise) become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof.  The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.  All trade fixtures and equipment attached to the Building or the Premises (other than in a de minimus manner) and all Tenant Improvements, Alterations installed by or under Tenant shall be the property of Landlord.

18.7.        Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises.  During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

18.8.        Except as to those items listed on Exhibit H attached hereto, all trade fixtures, machinery and equipment, built-in furniture and cabinets, together with all additions and accessories thereto attached to the Building or the Premises (other than in a de minimus manner), installed in and upon the Premises shall be and remain the property of Landlord and shall not be moved by Tenant at any time during the Term.  If Tenant shall fail to remove any of its effects from the Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of said personal property.

18.9.        Notwithstanding any other provision of this Article 18 to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including, without limitation, the Tenant Improvements made pursuant to the Work Letter without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

18.10.      Other than Minor Alterations, Tenant shall reimburse Landlord its actual, out of pocket expenses reasonably incurred in connection with Landlord’s plan review, coordination, scheduling and supervision thereof, up to a maximum of three percent (3%) of Tenant’s out-of-pocket costs for such Alterations.  For purposes of payment of such sum, Landlord shall submit to Tenant copies of all bills, invoices and statements covering the costs of such charges, and Tenant shall reimburse Landlord for any such expenses within thirty (30) days following receipt of such invoices and statements.  In addition, Tenant shall reimburse Landlord for any extra, actual out-of-pocket expenses reasonably incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of inadequate clean-up.

18.11.      Within sixty (60) days after final completion of the Tenant Improvements (or any other Alterations performed by Tenant with respect to the Premises), Tenant shall submit to

Landlord documentation showing the amounts expended by Tenant with respect to such Tenant Improvements (or any other Alterations performed by Tenant with respect to the Premises), together with supporting documentation reasonably acceptable to Landlord.

18.12.      Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and lenders as additional insureds on their respective insurance policies.

19.                                 Repairs and Maintenance.

19.1.        Landlord shall repair and maintain the structural and exterior portions and Common Areas of the Building and the Project, including, without limitation, roofing and covering materials, foundations, exterior walls, plumbing, fire sprinkler systems (if any), heating, ventilating, air conditioning, elevators, and electrical systems installed or furnished by Landlord.  Any costs related to the repair or maintenance activities specified in this Section 19.1 shall be included as a part of Operating Expenses, unless such repairs or maintenance is (a) specifically excluded from the definition of Operating Expenses above, in which case Landlord shall not charge Tenant any portion thereof, or (b) required in whole or in part because of any act, neglect, fault or omissions of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such repairs and maintenance.

19.2.        Except for services of Landlord, if any, required by Section 19.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear and insured casualty excepted.  Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good of a condition as when received, ordinary wear and tear and insured casualty excepted; and shall, at Landlord’s request, remove all telephone and data systems, wiring and equipment from and serving the Premises installed by Tenant (collectively, the “Cabling”), and repair any damage to the Premises caused thereby.  Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than pursuant to the terms and provisions of the Work Letter.

19.3.        [Intentionally omitted]

19.4.        Repairs under this Article 19 that are obligations of Landlord are subject to allocation among Tenant and other tenants as Operating Expenses, except as otherwise provided in this Article 19 or as specifically excluded from the definition of Operating Expenses in Article 10.

19.5.        This Article 19 relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project and any related facilities.  In the event of fire, earthquake, flood, vandalism, war, terrorism, natural disaster or similar cause of damage or destruction, Article 25 shall apply in lieu of this Article 19.

20.                                 Liens.

20.1.        Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Tenant further covenants and agrees that any mechanic’s lien filed against the Premises, the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, shall be discharged or bonded by Tenant pursuant with Applicable Laws within ten (10) business days after Tenant’s receipt of notice of such filing at Tenant’s sole cost and expense.

20.2.        Should Tenant fail to discharge or bond against any lien of the nature described in Section 20.1, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent.

20.3.        In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Building be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant.  Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) business days after Tenant is notified of the filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.  Landlord hereby agrees to reasonably cooperate with Tenant and its lenders (at no expense to Landlord) in connection with such financing, and to confirm in writing within ten (10) business days of a request therefor that the proposed collateral constitutes Tenant’s property under this Lease and to afford such lenders reasonable access to the Premises during the Term to remove such collateral during the Term upon written request to Landlord; provided that Landlord shall not be required to act in any way or to execute any documentation that modifies its rights or obligations under this Lease or otherwise increases its liability.

21.                                 Estoppel Certificate.  Tenant shall, within ten (10) business days of receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit I, or on any other commercially reasonable form (unless such other form modifies Tenant’s rights and obligations under this Lease or otherwise increases Tenant’s liability) requested by a proposed lender, mortgagee or beneficiary (each, a “Lender”) or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within the prescribed time shall, at Landlord’s option, constitute a default under this Lease and, provided that Tenant does not cure such default within five (5) business days after receipt of notice thereof from Landlord, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

22.                                 Hazardous Materials.

22.1.        Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant, its agents, employees, contractors or invitees.  Landlord’s consent shall not be required for Tenant to bring, keep or use in or about the Premises, Building or the Project Hazardous Materials for the Permitted Use as permitted by Applicable Laws; provided that, if Landlord’s insurance carrier reasonably determines that any such Hazardous Materials pose an unusual risk of damage or injury, Tenant shall obtain such additional insurance coverage as Landlord’s insurance carrier reasonably requests.  If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Premises, the Building, the Project or any adjacent property, or if contamination of the Premises, the Building, the Project or any adjacent property by Hazardous Materials otherwise occurs (other than as caused by Landlord or its agents, employees or contractors) during the Term or any extension or renewal hereof or holding over hereunder, then Tenant shall indemnify, save, defend and hold Landlord, its agents and contractors harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in value of the Premises, the Building, the Project or any portion thereof; damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or Project; damages arising from any adverse impact on marketing of space in the Premises, the Building or the Project; and sums paid in settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees) that arise during or after the Term as a result of such breach or contamination.  This indemnification does not apply to any contamination to the extent arising from or relating to the actions,  negligence or breach of this Lease of Landlord or its agents, employees or contractors; nor to any contamination present at the Premises prior to the Term Commencement Date (unless caused by Tenant or its agents, employees, contractors or invitees). This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant results in any contamination of the Premises, the Building, the Project or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises, the Building, the Project and any adjacent property to their respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold, condition or delay; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Premises, the Building or the Project.

22.2.        Landlord acknowledges that it is not the intent of this Article 22 to prohibit Tenant from operating its business as described in Section 2.7.  Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to Applicable Laws.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Premises (the “Hazardous Materials List”); provided that Tenant may delay the delivery of the Hazardous Materials List until after the Term Commencement Date, so long as Tenant delivers it to Landlord prior to Tenant commencing business operations at the Premises using Hazardous Materials.  Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Term Commencement Date and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials are brought onto the Premises.  Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to any Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans; notices of violations of Applicable Laws; plans relating to the installation of any storage tanks to be installed in or under the Premises, the Building or the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion unless approved as part of the Tenant Improvements); and all closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on or under the Premises, the Building or the Project for the closure of any such storage tanks.  Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials.  Upon Landlord’s written request, Tenant agrees that it shall enter into a written agreement with other tenants of the Building and the Project concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Building and the Project for the storage of Hazardous Materials.  In the event that Tenant’s use of Hazardous Materials is such that it utilizes fire control areas in the Building or the Project in excess of Tenant’s Pro Rata Share of the Building or the Project, as applicable, as set forth in Section 2.2, Tenant agrees that it shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than Tenant’s Pro Rata Share of the Building or the Project, as applicable.

22.3.        [Intentionally omitted]

22.4.        At any time, and from time to time,  prior to the expiration of the Term, subject to Section 15.4, if Landlord has a good faith reasonable belief that there has been a contamination of the Premises, or if required by a Lender, Landlord shall have the right to conduct appropriate tests of the Premises, the Building and the Project to demonstrate whether Hazardous Materials are present or that contamination has occurred due to Tenant or Tenant’s agents, employees or invitees.  Unless Landlord has a good faith reasonable belief that there has been a contamination of the Premises by Tenant, said testing shall not occur more than once every two (2) years.  Tenant shall not be liable for the costs of any tests required by any Lender, investor or potential purchaser of Landlord’s interest in the Premises and shall not be liable for the costs of Landlord’s testing unless a contamination in violation of Applicable Laws by Tenant is established.  Under no circumstances shall Landlord’s testing unreasonably interfere with Tenant’s business operations from the Premises for the Permitted Use.

22.5.        If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.

22.6.        Tenant’s obligations under this Article 22 shall survive the expiration or earlier termination of this Lease.  During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall continue to pay Rent in accordance with this Lease, which Rent shall be prorated daily.

22.7.        As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority.

22.8.        Landlord represents to Tenant that, to Landlord’s actual knowledge, there are no Hazardous Materials on, in or about the Property, the Building or the Premises in violation of Applicable Laws, and Landlord further represents that it has not caused the generation, storage or release of Hazardous Materials upon the Project in violation of Applicable Laws.

23.                                 Odors and Exhaust.  Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and Project will not be damaged by any exhaust, in each case from Tenant’s operations.  Landlord and Tenant therefore agree as follows:

23.1.        Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

23.2.        If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires.  The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval.  Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

23.3.        Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s reasonable judgment be necessary or appropriate from time to time) to reasonably remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises.  Any work Tenant performs under this paragraph shall constitute Alterations.

23.4.        Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term.  Landlord’s approval of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion).  Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence.  Such installations shall constitute Alterations.

23.5.        If Tenant fails to initiate the installation of satisfactory odor control equipment within thirty (30) days after Landlord’s demand made at any time or does not thereafter diligently and reasonably prosecute to completion such installation, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust.  For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within thirty (30) days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

24.                                 Insurance; Waiver of Subrogation.

24.1.        Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord’s Lender, if any, reasonably requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief.  Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services.  Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord that constitute Tenant’s property under this Lease, without regard to whether or not such are made a part of or are affixed to the Building; provided that Landlord shall provide insurance for any improvements installed by Tenant that constitute Landlord’s property under this Lease.

24.2.        In addition, Landlord shall carry public liability insurance with limits that will not be less than One Million Dollars ($1,000,000) for death or bodily injury, or property damage with respect to the Project.  Such policy will include additional insureds and contractual indemnity provisions or endorsements.  Prior to the Term Commencement Date, Landlord shall deliver certificates evidencing such coverage to Tenant and Landlord shall, at least twenty (20) days prior to the expiration of such policies, furnish Tenant with new certificates evidencing the renewal thereof.

24.3.        Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date or the date of occupancy, whichever occurs first, and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) comprehensive public liability insurance with limits of not less than Two Million Dollars ($2,000,000) per occurrence for death or bodily injury and not less than Two Million Dollars ($2,000,000) for property damage with respect to the Premises (including $100,000 fire legal liability (each loss)).

24.4.        The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc., and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds.  Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in “Best’s Insurance Guide.”  Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord.  No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from the insurer (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given).  Tenant shall provide Landlord with written notice of any reduction of coverage or other modification of Tenant’s insurance at least thirty (30) days’ prior to the date that such reduction or other modification becomes effective.  All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry.  Tenant’s policy may be a “blanket policy” that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with certificates or binders evidencing renewals.  Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

24.5.        Other than with respect to claims arising from the gross negligence, intentional misconduct or breach of this Lease by Landlord or its agents, employees, contractors or invitees, Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease.  Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

24.6.        In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and (c) any management company retained by Landlord to manage the Project.

24.7.        Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents and representatives of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage (or is required to have in place under this Lease).  Such waivers shall continue so long as their respective insurers so permit.  Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section 24.7.  Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.  If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other of such conditions, and the party so notified shall have ten (10) days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium (in Tenant’s case, in the proportion that the area of the Premises bears to the insured area).  If the parties do not accomplish either (a) or (b), then this Section 24.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium.  If such policies shall at any time be unobtainable, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party.  If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 24.7, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.

24.8.        Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to levels then being required of new tenants within the Project; provided such levels shall not be increased more than once each year and in no event more than what is reasonably required by institutional lenders and owners in the same geographic area as the Project.

24.9.        Any costs incurred by Landlord in obtaining the insurance it is required to carry under this Article 24 or in otherwise performing its obligations under this Article 24 shall constitute a portion of Operating Expenses.

25.                                 Damage or Destruction.

25.1.        In the event of a partial destruction of the Building or the Project by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (a) the damage thereto is such that the Building or the Project may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty and (b) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Building or the Project, as applicable, and this Lease shall continue in full force and effect.

25.2.        In the event of any damage to or destruction of the Building or the Project other than as described in Section 25.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect.  If, however, (a) Landlord estimates (in its reasonable discretion) that such repairs cannot be completed within twelve (12) months from the date of the happening of the casualty or (b) Landlord elects not to repair the Building or the Project, as applicable, then Tenant shall have the right to terminate this Lease (except for those provisions that, by their express terms, survive the expiration or earlier termination hereof) in whole or as to the equitable portion of the Premises and use of the Common Areas affected by such damage or destruction, without any payment of a Termination Fee, upon written notice to Landlord delivered no later than ten (10) business days after Tenant receives Landlord’s notice of (y) the estimate of time required to rebuild or (z) Landlord’s election not to rebuild, with such termination to be effective as of the date of Landlord’s receipt of such notice.

25.3.        Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of (a) whether Landlord can and will complete repairs within the twelve (12) month period set forth in Section 26.1 or (b) its election not to repair, reconstruct or restore the Building or the Project, as applicable.

25.4.        Upon any termination of this Lease under any of the provisions of this Article 25, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.5.        In the event of repair, reconstruction and restoration as provided in this Article 25, all Rent to be paid by Tenant under this Lease shall be abated in proportion to the extent to which Tenant’s use of the Premises for the Permitted Use is impaired during the period of such repair, reconstruction or restoration, or is prohibited by Applicable Laws, unless Landlord provides Tenant with other space during the period of repair that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business for the Permitted Use.

25.6.        Notwithstanding anything to the contrary contained in this Article 25, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure (other than the Force Majeure event constituting the original casualty), then the time for Landlord to commence or complete repairs shall be extended on a day-for-day basis; provided, however, that, at Landlord’s election, Landlord shall be relieved of its obligation to make such repair, reconstruction or restoration.

25.7.        If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repair, reconstruction or restoration only with regard to those portions of the Premises, the Building or the Project that were originally provided at Landlord’s expense (including the Tenant Improvements).  The repair, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense is addressed in Section 25.9.

25.8.        Notwithstanding anything to the contrary contained in this Article 25, if there is a casualty during the last twenty-four (24) months of the Term or any extension hereof such that a majority of the Premises is not usable for the Permitted Use, then either party can elect to terminate this Lease in connection with such casualty (except for those provisions that, by their express terms, survive the expiration or earlier termination hereof), and Tenant shall have no obligation to pay a Termination Fee in connection therewith, and Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises.

25.9.        Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Property, the Building and the Tenant Improvements; provided that Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction.  If the Property or the Building is to be repaired in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease, provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.

26.                                 Eminent Domain.

26.1.        In the event the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease (except for those provisions that, by their express terms, survive the expiration or earlier termination hereof) effective as of the date possession is required to be surrendered to said authority.  If there is any taking of more than twenty-five percent (25%) of the Premises, Tenant may terminate this Lease (except for those provisions that, by their express terms, survive the expiration or earlier termination hereof) effective as of the date possession is required to be surrendered to the applicable Governmental Authority.

26.2.        In the event of a partial taking of the Building or the Project, or of drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except for those provisions that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s reasonable opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

26.3.        Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location.  Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

26.4.        If, upon any taking of the nature described in this Article 26, this Lease continues in effect, then Landlord shall promptly proceed to restore the Premises, the Building and the Project, as applicable, to substantially their same condition prior to such partial taking.  To the extent such restoration is feasible, as determined by Landlord in reasonable discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant for the Permitted Use.

27.                                 Surrender.

27.1.        At least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) either (i) a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) or (ii) a Phase I environmental site assessment (“Phase I Report”) and (b) written evidence of all appropriate governmental releases, if applicable, obtained by Tenant in accordance with Applicable Laws, including, without limitation, laws pertaining to the surrender of the Premises.  In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey or Phase I Report (as applicable) and compliance with any recommendations set forth in the Exit Survey or Phase I Report with respect to matters for which Tenant is otherwise responsible pursuant to this Lease.  Tenant’s obligations under this Section 27.1 shall survive the expiration or earlier termination of the Lease.

27.2.        No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

27.3.        The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

27.4.        The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

28.                                 Holding Over.

28.1.        If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 8, as adjusted in accordance with Article 9, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including, without limitation, payments for Tenant’s Pro Rata Share of Operating Expenses.  Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

28.2.        Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term, and (b) Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including, without limitation, any lost rent or consequential, special and indirect damages.

28.3.        Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

28.4.        The foregoing provisions of this Article 28 are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

29.                                 Indemnification and Exculpation.

29.1.        Tenant agrees to indemnify, save, defend and hold Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same

(collectively, “Claims”) arising from injury or death to any person or damage to any property occurring within or about the Premises, the Building or the Property arising out of Tenant’s or Tenant’s employees’, agents’ or guests’ use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Landlord or its employees or agents or a breach or default by Landlord in the performance of any of its obligations hereunder.

29.2.        Notwithstanding any provision of Section 29.1 to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research, including, without limitation, loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including, without limitation, broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time or to the gross negligence or willful misconduct of Landlord or any of Landlord’s employees, agents or contractors.  Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section 29.2.

29.3.        Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party (other than Landlord’s employees, agents or contractors).

29.4.        Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts.  Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal.  If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

29.5.        The provisions of this Article 29 shall survive the expiration or earlier termination of this Lease.

29.6.        Landlord agrees to indemnify, save, defend and hold Tenant harmless from and against any and all Claims arising from injury or death to any person or damage to any property occurring within or about the Premises, the Building or the Property to the extent arising out of Landlord’s or Landlord’s employees’ gross negligence or willful misconduct, except to the extent caused by Tenant or any of Tenant’s employees, agents, contractors or invitees.

29.7.        The indemnities in this Article 29 are intended to specifically cover actions brought by the indemnifying party’s own employees, with respect to acts or omissions during the term of this Lease.  In that regard, with respect to the other, each party waives any immunity it may have under Washington’s Industrial Insurance Act, RCW Title 51, to the extent necessary to provide the indemnified party with a full and complete indemnity from claims made by the indemnifying party and its employees, to the extent of their negligence.  If losses, liabilities, damages, liens, costs and expenses covered by an indemnity are caused by the sole negligence of the indemnified party or by the concurrent negligence of both Landlord and Tenant or their respective employees, agents, invitees and licensees, then the indemnifying party shall indemnify the other only to the extent of the indemnifying party’s own negligence or that of its officers, agents, employees, guests or invitees.  LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF THIS ARTICLE 29 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

29.8.        Notwithstanding anything in this Lease or any Confidentiality Agreement to the contrary entered into by Landlord or any other party, in no event shall Landlord be liable to Tenant for special, consequential, exemplary or punitive damages, of for lost profits or loss of business opportunity.  This limitation also applies to and supercedes anything to the contrary in any Confidentiality Agreement.

30.                                 Assignment or Subletting.

30.1.        Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a “Transfer”), without Landlord’s prior written consent, which consent Landlord may not unreasonably withhold, condition or delay.  Tenant shall have the right to Transfer without Landlord’s prior written consent the Premises or any part hereof to any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant (“Tenant’s Affiliate”); provided that, to the extent permitted by Applicable Laws, Tenant notifies Landlord in writing at least ten (10) days prior to the effectiveness of such Transfer to Tenant’s Affiliate (an “Affiliate Transfer”) and otherwise comply with the requirements of this Lease regarding such Transfer (and if such prior notification is not permitted by Applicable Laws, as soon as reasonably practicable).  In addition, Tenant may, without Landlord’s prior written consent but upon prior written notice to Landlord, Transfer the Premises in its entirety in connection with a merger or acquisition of Tenant by a person other than a Tenant Affiliate; provided that, to the extent permitted by Applicable Laws, Tenant notifies Landlord in writing at least ten (10) days prior to the effectiveness of such Transfer (in sufficient detail to allow Landlord’s tax counsel to determine whether the Transfer would be prohibited by the last sentence of Section 30.3) and, if prior notice is not permitted by Applicable Laws, within ten (10) days after the effectiveness of such Transfer; and provided, further, that, if a Transfer described in this sentence would be prohibited by the last sentence of Section 30.3 (as determined by Landlord’s tax counsel), then Landlord may either elect to (a) permit the Transfer notwithstanding the last sentence of Section 30.3 or (b) upon Landlord’s notice to Tenant (delivered no later than fourteen (14) days after Tenant notifies Landlord of the Transfer pursuant to this Section), terminate this Lease as of the date of the effectiveness of such Transfer (except for the provisions hereof that expressly survive the expiration or earlier termination hereof).  If Landlord terminates this Lease pursuant to Subsection 30.1(b), then Tenant shall be liable to Landlord for default damages equal to (i) the amounts described in Sections 32.5(a)-(c) plus (ii) the then-unamortized amount of the items listed in Subsections 3.2(a)-(b) (provided that, if such early termination occurs prior to the Permitted Early Termination Date, then, for the sake of this sentence, the amounts calculated pursuant to Sections 32.5(b) and (c) shall be calculated using the Permitted Early Termination Date).  For purposes of

Affiliate Transfers, “control” requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing,  directly or indirectly, the power to direct or cause the direction of the management and policies of such person.  An “Exempt Transfer” means an Affiliate Transfer and any subleases, licenses any other occupancy agreements that, in the aggregate, do not exceed twenty-five percent (25%) of the Premises’ Rentable Area.  In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Project or that is in discussions or negotiations with Landlord or an affiliate of Landlord to lease premises at the Project or a property owned by Landlord or an affiliate of Landlord; provided that the limitations in this sentence shall not apply if the Tenant merges with such other tenant or prospective tenant.

30.2.        In the event Tenant desires to effect a Transfer, then, if permitted by Applicable Laws, at least thirty (30) days prior  to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee, all in such detail as Landlord shall reasonably require (and if such prior notification is not permitted by Applicable Laws, as soon as reasonably practicable).

30.3.        Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), (b) any change in use from the Permitted Use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire to exercise its rights under Section 30.8 to cancel this Lease.  In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”).  Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

30.4.        As conditions precedent to Tenant subleasing the Premises or to Landlord considering a request by Tenant to Tenant’s transfer of rights or sharing of the Premises (for the sake of clarify, Affiliate Transfers do not require Landlord’s consent), Landlord may require any or all of the following:

(a)           Tenant shall remain fully liable under this Lease during the unexpired Term;

(b)           Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord’s interest under this Lease shall not be diminished or reduced by the proposed Transfer.  Such evidence shall include, without limitation, evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

(c)           Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including, without limitation, reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request in an amount not to exceed Two Thousand Dollars ($2,000) in any one instance;

(d)           If Tenant’s transfer of rights or sharing of the Premises (except for Exempt Transfers) provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including, without limitation, a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after all  deductions for any out-of-pocket transaction costs incurred by Tenant, including, without limitation, marketing expenses, tenant improvement allowances actually provided by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent.  If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(e)           The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(f)            Landlord’s consent to any such Transfer shall be effected on the form attached as Exhibit J (for a sublease of the entire Premises) or Exhibit K (for a sublease of a portion of the Premises) hereto;

(g)           Tenant shall not then be in Default hereunder;

(h)           Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(i)            Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(j)            Tenant shall pay all transfer and other taxes, if any (including interest and penalties), assessed or payable for any Transfer;

(k)           Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;

(l)            Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(m)          A list of Hazardous Materials (as defined in Section 22.7), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises.  Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 22.2.

30.5.        Any Transfer that is not in compliance with the provisions of this Article 30 shall be void and shall, at the option of Landlord, terminate this Lease (except for those provisions that, by their express terms, survive the expiration or earlier termination hereof).

30.6.        The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

30.7.        Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant.  The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

30.8.        Other than in connection with an Exempt Transfer, if Tenant delivers to Landlord a Transfer Notice indicating a desire to transfer this Lease to a proposed transferee, assignee or sublessee other than as provided within Section 30.4, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate this Lease as of the date specified in the Transfer Notice as the Transfer Date, as to the portion of the Premises that is the subject of such Transfer Notice, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof.  If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five business (5)

days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease.  In the event Tenant withdraws the Transfer Notice as provided in this Section 30.8, this Lease shall continue in full force and effect.  No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.

30.9.        If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, during the pendency of a Default (as defined below) by Tenant that remains uncured after the expiration of any applicable notice and cure period, Tenant shall have the right to collect such rent.

31.                                 Subordination and Attornment.

31.1.        This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided that the Mortgagee (as defined below) agrees to recognize this Lease and not disturb Tenant so long as Tenant is not in Default.

31.2.        Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further commercially reasonable instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord, so long as such instrument includes the recognition and non-disturbance provisions of Section 31.1 above, and does not materially modify any of Tenant’s rights or obligations or Landlord’s obligations under this Lease in a way adverse to Landlord.  If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request.  If Tenant fails to execute any document required from Tenant under this Section within ten (10) business days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant.  Such power is coupled with an interest and is irrevocable.

31.3.        Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease and not adversely modifying Tenant’s rights and obligations hereunder, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part.

31.4.        In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease; provided such purchaser agrees to recognize this Lease and not disturb Tenant so long as Tenant is not in Default.

31.5.        Landlord agrees to obtain a subordination, nondisturbance and attornment agreement (“SNDA”) from any Lenders of Landlord that have a lien on the Propject on such Lenders’ standard form, subject to commercially reasonable modifications requested by Tenant; provided that Tenant shall not be required to execute an SNDA that materially modifies Tenant rights and obligations or Landlord’s obligations hereunder.

32.                                 Defaults and Remedies.

32.1.        Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord five (5) business days after the date such payment is due, Tenant shall pay to Landlord an additional sum of three percent (3%) of the overdue Rent as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant.  Notwithstanding the foregoing, Landlord agrees not to impose a late charge on the first delinquent payment of Base Rent or any other payment constituting Rent which may occur during any given calendar year of the Term, provided such delinquent payment is received by Landlord within three (3) calendar days after Tenant’s receipt of Landlord’s delinquency notice.

32.2.        No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law.  If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

32.3.        If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided that Tenant does cure such failure within a reasonable time (which shall be no longer than five (5) business days in the case of monetary defaults and thirty (30) days in the case of non-monetary defaults) after Tenant’s receipt of written notice of such default, which notice must specify the nature of Tenant’s failure; provided, however, that if the nature of Tenant’s obligation is such that more than thirty (30) days are required for its performance related to a non-monetary default, then Tenant shall not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion; or provided that such failure by Tenant unreasonably interfered with the use of the Building by any other tenant or with the efficient operation of the Building, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord.  Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights (but subject to Section 15.4).  In addition to the late charge described in Section 32.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the Default Rate.

32.4.        The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a)           If Tenant fails to maintain the Premises as required by this Lease;

(b)           The failure by Tenant to make any payment of Rent, as and when due, or to satisfy its obligations under Article 20, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant;

(c)           The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Subsections 32.4(a) and 32.4(b)) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion;

(d)           Tenant makes an assignment for the benefit of creditors;

(e)           A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets and such action is not dismissed or vacated within one hundred twenty (120) days;

(f)            Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code that is not vacated within one hundred twenty (120) days of entry;

(g)           Any involuntary petition if filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h)           Failure to deliver an estoppel certificate in accordance with Article 21, which is not cured within five (5) business days from receipt of a default notice in connection therewith;

(i)            Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action; or

Notices given under this Section 32.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises.  No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.  The foregoing notice and cure provisions shall be inclusive of and not in addition to the notices and cure periods provided for in RCW 59.12, as now or hereafter amended, or any legislation in lieu or substitution thereof.

32.5.        In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate (except for those provisions that, by their express terms, survive the expiration or earlier termination hereof) and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby.  In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, without limitation:

(a)           The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(b)           The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

(c)           The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

(d)           Any other amount necessary to compensate Landlord for all damages caused by Tenant’s failure to perform its obligations under this Lease; plus

(e)           At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws, but specifically excluding all special, consequential, exemplary or punitive damages, or Claims for lost profits or loss of business opportunity, unless specifically permitted by this Section 32.5.

As used in Subsections 32.5(a) and 32.5(b), “worth at the time of award” shall be computed by allowing interest at the Default Rate.  As used in Subsection 32.5(c), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the Default Rate at the time of the award.

32.6.        In addition to any other remedies available to Landlord at law or in equity and under this Lease (but subject to the limitation in Section 32.5(e)), Landlord may continue this Lease in effect after Tenant’s Default and recover Rent as it becomes due.  In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises.  For purposes of this Section 32.6, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a)           Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b)           The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease (except for those provisions that, by their express terms, survive the expiration or earlier termination hereof) and to recover damages to which Landlord is entitled, unless Tenant has cured such Default prior to the effective date of such termination.

32.7.        If Landlord does not elect to terminate this Lease as provided in Section 32.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease.  At any time thereafter, Landlord may elect to terminate this Lease (except for those provisions that, by their express terms, survive the expiration or earlier termination hereof) and to recover damages to which Landlord is entitled.

32.8.        In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name; provided that this Lease shall thereafter be deemed terminated and Landlord’s remedies shall be limited to those stated in this Article 32.  Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant.  The proceeds of any such reletting shall be applied as follows:

(a)           First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, without limitation, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b)           Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and

(ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c)           Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d)           Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

32.9.        Except as stated in Section 32.5, all of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative.  Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease.  No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

32.10.      Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.

32.11.      To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

32.12.      Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time (which shall be no longer than five (5) business days in the case of monetary defaults and thirty (30) days in the case of non-monetary defaults) after Landlord’s receipt of written notice of such default, which notice must specify the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance related to a non-monetary default, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  If Landlord is in default and has not cured within the time periods set forth herein, Tenant shall have all rights and remedies at law or in equity, including without limitation (a) the right to proceed in equity or at law to compel Landlord to perform its obligations or (b) to cure the underlying default and have the right to be reimbursed for the sum it reasonably expends to effect such cure, in which event Landlord shall reimburse Tenant within thirty (30) days after Tenant’s written demand (along with supporting documentation reasonably acceptable to Landlord) therefor (and such costs shall constitute Operating Expenses), with interest accruing thereafter at the Default Rate.

32.13.      In the event of any default by Landlord, Tenant shall give notice by nationally recognized overnight courier (e.g., Federal Express) or by registered or certified mail to any (a)

beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord the same cure period afforded to Landlord; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.

33.                                 Bankruptcy.  In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of  Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

33.1.        Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

33.2.        A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

33.3.        A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

33.4.        The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

34.                                 Brokers.

34.1.        Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than EDG Commercial Real Estate and CB Richard Ellis (collectively, “Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease.  Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.

34.2.        Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

34.3.        Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease.  Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 34.1 and 34.2.

34.4.        Landlord and Tenant agree to indemnify, save, defend and hold the other harmless from any and all cost or liability for compensation claimed by any broker or agent other than Broker employed or engaged by it or claiming to have been employed or engaged by it.

35.                                 Definition of Landlord.  With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest.  In the event of any transfer, assignment or conveyance of Landlord’s entire interest in this Lease and in Landlord’s fee title to or leasehold interest in the entirety of the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord so long as the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property.  Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent, but agrees to give Tenant prompt notice of such transfer.

36.                                 Limitation of Landlord’s Liability.

36.1.        If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project of which the Premises are a part, (b) rent, proceeds or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project of which the Premises are a part.

36.2.        Landlord shall not be personally liable for any deficiency under this Lease.  If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture.  If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord except as may be necessary to secure jurisdiction of the corporation.  If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company.  No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, except as may be necessary to secure jurisdiction of the

Landlord, and no judgment shall be taken or writ of execution levied against the assets of any partner, shareholder, director, employee or agent of Landlord.

36.3.        Each of the covenants and agreements of this Article 36 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

37.                                 Joint and Several Obligations.  If more than one person or entity executes this Lease as Tenant, then:

37.1.        Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and

37.2.        The term “Tenant,” as used in this Lease shall mean and include each of them, jointly and severally.  The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including, without limitation, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

38.                                 Authority.

38.1.        Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

38.2.        Landlord guarantees, warrants and represents that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Property is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord’s obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so

39.                                 Confidentiality.  Tenant shall keep the terms and conditions of this Lease confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including, without limitation, subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document).  Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s ownership structure that

Tenant gives Landlord.  Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances:  (x) if required by Applicable Laws (to the extent and as determined by the releasing party’s legal counsel) or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party’s attorneys, accountants, brokers and other bona fide consultants or advisers; provided such third parties agree to be bound by this Section or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section.

40.                                 Notices.  Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery or certified mail (return receipt requested), shall be deemed delivered on the date of delivery or date delivery is first refused.  Any notices given pursuant to this Lease shall be addressed to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10, respectively, with a copy delivered to Tenant at the Premises.  Either party may, by notice to the other given pursuant to this Section, specify additional or different street addresses for notice purposes.

41.                                 Miscellaneous.

41.1.        Landlord reserves the right to change the name of the Project or the Building in its sole discretion; provided that, during the Term, Landlord shall not name the Project or the Building for any of Tenant’s major competitors identified on Exhibit G attached hereto.  Such limitation shall not apply when (a) Tenant is not occupying at least a portion of the Premises or (b) Tenant has received notice of a default with regard to a monetary or material non-monetary obligation under this Lease.

41.2.        To induce Landlord to enter into this Lease, in the event that Tenant is no longer a publicly traded company, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent audited year-end financial statements reflecting Tenant’s current financial condition.  Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s audited (if otherwise prepared by Tenant) year-end financial statements for the previous year.  Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

41.3.        Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter.  The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41.4.        If either party commences an action against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.

41.5.        Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

41.6.        Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

41.7.        Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

41.8.        Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

41.9.        The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

41.10.      Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

41.11.      Landlord may, but shall not be obligated to, record a short form or memorandum hereof without Tenant’s consent.  Neither party shall record this Lease.  Tenant shall be responsible for the cost of recording any short form or memorandum of this Lease, including any transfer or other taxes incurred in connection with said recordation.

41.12.      The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

41.13.      Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees.  Nothing in this Section 41.13 shall in any way alter the provisions of this Lease restricting assignment or subletting.

41.14.      This Lease shall be governed by, construed and enforced in accordance with the laws of the State in which the Premises are located, without regard to such State’s conflict of law principles.

41.15.      Each party guarantees, warrants and represents that the individual or individuals signing this Lease on its behalf have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

41.16.      This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

41.17.      No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.  The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

41.18.      To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises, the Building or the Project; or any claim of injury or damage related to this Lease or the Premises, the Building or the Project.  The parties hereby consent to the jurisdiction of the courts in the county in which the Premises are located, and agree that such venue is not now and will not in the future be an inconvenient forum.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BMR-3450 MONTE VILLA PARKWAY LLC,

a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

AVI BIOPHARMA, INC.,
an Oregon corporation

By:	/s/ Leslie Hudson, Ph.D.
Name:	Dr. L. Hudson
Title:	President and CEO

EXHIBIT A-1

PROPERTY LEGAL DESCRIPTION

That certain real property located in the City of Bothell, County of Snohomish, State of Washington, legally described as Lot 7, Quadrant Monte Villa Center, according to the plat thereof recorded in Volume 54 of Plats, pages 165 through 169, inclusive, records of Snohomish County, Washington.

A-1-1

EXHIBIT A-2

PREMISES SPACE PLAN

A-2-1

EXHIBIT B

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the 24th day of July, 2009, by and between BMR-3450 MONTE VILLA PARKWAY LLC, a Delaware limited liability company (“Landlord”), and AVI BIOPHARMA, INC., an Oregon corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of July 24, 2009 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 3450 Monte Villa Parkway in Bothell, Washington.  All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.                                       General Requirements.

1.1.          Authorized Representatives.

(a)           Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (a) Pico Mina as the person authorized to initial plans, drawings and approvals pursuant to this Work Letter and (b) John Bonanno as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and any amendments to this Work Letter or the Lease.  Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative.  Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b)           Tenant designates Mark Reddish (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative.  Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2.          Schedule.  The schedule for design and development of the Tenant Improvements (as hereinafter defined), including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with the schedule attached as Attachment 3 hereto (the “Schedule”).  The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3.          Tenant’s Architects, Contractors and Consultants.  The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay.  Landlord agrees that it cannot condition its consent on a requirement that Tenant use union labor.  All Tenant contracts related to the Tenant Improvements shall provide that Tenant may assign such contracts to Landlord and Landlord’s tenants at any time.

2.                                       Tenant Improvements.  All Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the TI Allowance and in accordance with the plans attached as Attachment 4 hereto (the “Construction Plans”), the Lease and this Work Letter.  Excess TI Costs shall be handled in accordance with Section 4.4 of the Lease.  If Tenant fails to pay, or is late in paying, any sum due to Landlord under Section 4.4 of the Lease or this Exhibit B, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent.  All material and equipment furnished by Tenant or its contractors as the Tenant Improvements shall be new or “like new;” the Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the Tenant Improvements shall be of a nature and character not less than Landlord’s building standards.  Promptly after the Effective Date, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval.  The Landlord has approved the Construction Plans attached hereto.  The Construction Plans, as approved by the Governmental Authorities, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved Plans.”

2.1.          Changes to the Tenant Improvements.  Any changes to the Construction Plans or the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a)           Change Request.  Either Landlord or Tenant may request Changes after Landlord approves the Construction Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including, without limitation, (a) the Change, (b) the party required to perform the Change and (c) any modification of the Construction Plans or the Approved Plans (as applicable) and the Schedule, as applicable, necessitated by the Change.  If the nature of a Change requires revisions to the Construction Plans or the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions.  Change Requests shall be signed by the requesting party’s Authorized Representative.

(b)           Approval of Changes.  All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request.  The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

2.2.          Preparation of Estimates.  Tenant shall, before proceeding with any Change, using its best efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Change Request to Landlord or receipt of a Change Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate on such Change’s effects on the Schedule.  Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant-initiated Change Request, approve or reject such Change Request in writing, or (b) in the case of a Landlord-initiated Change Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-initiated Change Request.

3.                                       Completion of Tenant Improvements.  Tenant, at its sole cost and expense (except for the TI Allowance shall perform and complete the Tenant Improvements in all respects (a) in substantial conformance with the Approved Plans, (b) otherwise in compliance with provisions of the Lease and this Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises.  The Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (v) evidence satisfactory to Landlord that (i) all Tenant Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form reasonably acceptable to Owner and complying with Applicable Laws), (ii) all Tenant Improvements have been accepted by Landlord, (iii) any and all liens related to the Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to the Tenant Improvements are outstanding, (w) all certifications and approvals with respect to the Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises, (x) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (y) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in accordance with the Approved Plans and (z) complete drawing print sets and electronic CADD files on disc of all contract documents for work performed by their architect and engineers in relation to the Tenant Improvements.  If the cost of the Tenant Improvements is reasonably anticipated by Landlord to exceed the TI Allowance, Tenant shall pay the Excess TI Costs pari passu with Landlord.  If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Exhibit B, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent.

4.                                       Insurance.

4.1.          Property Insurance.  At all times during the period beginning with commencement of construction of the Tenant Improvements and ending with final completion of the Tenant Improvements and, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), property insurance insuring Landlord and its affiliates, agents and employees, as their interests may appear.  Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Tenant Improvements and the general contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, the Tenant Improvements or any temporary structures on the Premises, or is adjacent thereto.  Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance.  Said property insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and its affiliates, agents and employees, and shall name Landlord and its affiliates as loss payees as their interests may appear.

4.2.          Workers’ Compensation Insurance.  At all times during the period of construction of the Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.

4.3.          Bonding Requirements.  Tenant’s contractors performing the Tenant Improvements shall not be required to obtain completion and lien indemnity bonds.

5.                                       Liability.  Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees in the prosecution of the Tenant Improvements.  Tenant agrees to indemnify, defend, protect and save free and harmless Landlord and Landlord’s affiliates, agents and employees from and against all losses and expenses, including reasonable attorneys’ fees and expenses, that Landlord may incur as the result of claims or lawsuits due to, because of, or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such claims or lawsuits; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s gross negligence or willful misconduct.  Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

6.                                       TI Allowance.

6.1.          Application of TI Allowance.  Landlord shall contribute the TI Allowance toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with Article 4 of the Lease.  If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance.  Tenant may apply the TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Lease.

6.2.          Approval of Budget for the Tenant Improvements.  The approved budget for the Tenant Improvements (the “Approved Budget”) is attached as Attachment 5 hereto.  The TI Allowance may be applied to the cost of installing temporary submeters for utilities serving the Premises in accordance with the Lease, even if Tenant causes such work to be done prior to agreement on the Approved Budget.

6.3.          Advance Requests.  Upon submission by Tenant to Landlord of (a) a statement (an “Advance Request”) setting forth the total amount of the TI Allowance requested, (b) a summary of the Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect and (c) lien releases from the general contractor and each subcontractor and material supplier with respect to the Tenant Improvements performed that correspond to the Advance Request, then Landlord shall, within thirty (30) days following receipt by Landlord of an Advance Request and the accompanying materials required by this Section 6.3, pay to the applicable contractors, subcontractors and material suppliers or to Tenant (for reimbursement for payments made by Tenant prior to Landlord’s approval of the Approved Budget to such contractors, subcontractors or material suppliers), as elected by Landlord, the amount of  Tenant Improvement costs set forth in such Advance Request; provided, however, that Landlord shall not be obligated to make any payments under this Section 6.3 until the budget for the Tenant Improvements is approved in accordance with Section 6.2 above, and any Advance Request under this Section 6.3 shall be subject to the payment limits set forth in Section 6.2 above and Article 4 of the Lease.

7.                                       Miscellaneous.

7.1.          Number; Headings.  Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter.  The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

7.2.          Attorneys’ Fees.  If either party commences an action against the other party arising out of or in connection with this Work Letter, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.

7.3.          Time of Essence.  Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

7.4.          Covenant and Condition.  Each provision of this Work Letter performable by Tenant shall be deemed both a covenant and a condition.

7.5.          Withholding of Consent.  Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

7.6.          Invalidity.  Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

7.7.          Interpretation.  The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

7.8.          Successors.  Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees.  Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.

7.9.          Governing Law.  This Work Letter shall be governed by, construed and enforced in accordance with the laws of the State in which the Premises are located, without regard to such State’s conflict of law principles.

7.10.        Power and Authority.  Each of Landlord and Tenant guarantees, warrants and represents to the other that the individual or individuals signing this Work Letter on its behalf have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

7.11.        Counterparts.  This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

7.12.        Amendments; Waiver.  No provision of this Work Letter may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.  The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

7.13.        Waiver of Jury Trial.  To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Work Letter; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Work Letter or the Premises.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-3450 MONTE VILLA PARKWAY LLC,

a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

AVI BIOPHARMA, INC.,

an Oregon corporation

By:	/s/ Leslie Hudson, Ph.D.
Name:	Dr. L. Hudson
Title:	President and CEO

ATTACHMENT 1 TO EXHIBIT B

PRE-APPROVED PROFESSIONALS AND CONTRACTORS

1.          Mortenson

2.          BN Builders

3.          Turner

4.          Sierra

5.          Saba Architects

6.          Lease Crutcher Lewis

7.          Rushing Engineering

8.          Pacific Alliance Construction

9.          PSF Mechanical, Inc.

B-1-1

ATTACHMENT 2 TO EXHIBIT B

TENANT WORK PLANS

Architectural Drawings

Engineering Drawings

1.     Mechanical

2.     Plumbing

3.     Electrical

4.     Fire protection

5.     Civil engineering

Specifications – Required for all disciplines listed above

B-2-2

ATTACHMENT 3 TO EXHIBIT B

SCHEDULE

[See attached]

B-3-1

ATTACHMENT 4 TO EXHIBIT B

CONSTRUCTION PLANS

[See attached]

B-4-1

ATTACHMENT 5 TO EXHIBIT B

APPROVED BUDGET

[See attached]

B-5-1

EXHIBIT C

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [              ], 20[    ], with reference to that certain Lease (the “Lease”) dated as of July 24, 2009, by AVI BIOPHARMA, INC., an Oregon corporation (“Tenant”), in favor of BMR-3450 MONTE VILLA PARKWAY LLC, a Delaware limited liability company (“Landlord”).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.             Tenant accepted possession of the Premises on [              ], 20[    ].

2.             The Premises are in good order, condition and repair.

3.             The Tenant Improvements required to be constructed by Landlord under the Lease have been substantially completed.

4.             All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

5.             In accordance with the provisions of Section 4.1 of the Lease, the Term Commencement Date is [              ], 20[    ], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [              ], 20[    ].

6.             Tenant commenced occupancy of the Premises for the Permitted Use on [              ], 20[    ].

7.             The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [              ]].

8.             Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

9.             The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [              ], 20[    ].

10.           The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

C-1

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

[              ],

a [              ]

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF ACCESS & CONFIDENTIALITY AGREEMENT

This Access & Confidentiality Agreement (this “Agreement”) is entered into as of [              ], 20[    ] (the “Effective Date”), by and between AVI BIOPHARMA, INC., an Oregon corporation (“AVI”), and [              ] (“Recipient” and, together with AVI, each a “Party” and, together, the “Parties”).

In consideration of the mutual covenants expressed herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.             Definitions.  For purposes of this Agreement:

1.1           “Affiliate” of a Party means employees, agents and entities controlled by such Party.

1.2           “Confidential Information” means any business, marketing, technical or other information in tangible or intangible form disclosed by AVI to Recipient or to which Recipient gains access while in AVI’s business premises, only if, at the time of such disclosure, such information is designated as confidential (or like designation), including (without limitation) business plans, product concepts, technical know-how, methods of and other information relating to operations, development strategies, distribution arrangements, financial data, marketing plans, and business practices, policies and objectives.

1.3           “Representative” means, with respect to either Party, such Party’s members, managers, partners, Affiliates, attorneys, advisors, potential lenders, potential co-investors, directors, officers, employees, agents or representatives.

2.             Disclosure, Use Restrictions and Proprietary Rights.

2.1           Disclosure and Use.

(a)           Except as expressly provided in this Agreement, Recipient shall retain all Confidential Information in confidence and shall not directly or indirectly disclose, reveal, divulge, publish or otherwise make known to parties other than AVI any Confidential Information for any reason or purpose whatsoever without AVI’s prior written consent, which may be withheld in AVI’s sole discretion.  Recipient shall take commercially reasonable steps to safeguard and protect the Confidential Information from unauthorized access, use or disclosure by or to others as a result of Recipient’s acts or omissions, including (but not limited to) maintaining appropriate security measures.  The obligations of confidence set forth in this Agreement shall extend to any of Recipient’s Representatives that may receive Confidential Information from AVI or Recipient, and Recipient shall be responsible for any breach of this Agreement by its Representatives if the breach relates to improper disclosure of Confidential Information obtained by Recipient from AVI or Recipient’s Representatives.

(b)           In accordance with Section 2.4, Recipient shall notify AVI promptly after discovery of any unauthorized use or disclosure of Confidential Information by AVI or its Representative in violation of this Agreement, and shall reasonably cooperate with AVI to assist AVI to regain possession of the Confidential Information and prevent its further unauthorized use or disclosure.

2.2           Exemptions.  Recipient shall not be bound by the obligations restricting disclosure and use set forth in this Agreement with respect to Confidential Information, or any part thereof, that (a) was known by Recipient prior to disclosure, (b) was lawfully in the public domain prior to its disclosure, or becomes publicly available other than through a breach of this Agreement, (c) was disclosed to the Recipient by a third party, provided such third party is not in breach of any confidentiality obligation to AVI with respect to such information, (d) is independently developed by Recipient or (e) is disclosed when such disclosure is compelled pursuant to legal, judicial or administrative proceedings, or otherwise required by law. The foregoing exemptions shall extend to any Representatives that receive or have received Confidential Information.

2.3           Proprietary Rights.  Neither Recipient nor its Representatives shall acquire any rights, express or implied, in the Confidential Information, except for the limited use specified in this Agreement. The Confidential Information, including all right, title and interest therein, remains the sole and exclusive property of AVI.  This Section shall not apply if Recipient independently develops the Confidential Information.

2.4           Compulsory Disclosure.  If Recipient is legally compelled to disclose any of the Confidential Information, Recipient shall promptly provide written notice to AVI to enable AVI (at its sole cost and expense) to seek a protective order or other appropriate legal remedy to avoid public or third party disclosure of its Confidential Information.  If such protective order or other appropriate legal remedy is not obtained, Recipient shall furnish only so much of the Confidential Information as Recipient is legally compelled to disclose, and shall exercise its commercially reasonable efforts (at AVI’s sole cost and expense) to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.  Recipient shall reasonably cooperate with and assist AVI (at AVI’s sole cost and expense) in seeking any protective order or other relief requested by AVI pursuant to this Section 2.4.

3.             Remedies.  Recipient acknowledges and agrees that the Confidential Information is special and unique, and that the breach or threatened breach of this Agreement by the Recipient would cause AVI irreparable harm and that money damages would not be an adequate remedy.  Recipient agrees on behalf of itself and its Representatives that AVI shall be entitled to equitable relief, including, without limitation, an injunction or injunctions (without the requirements of posting a bond or other security or any similar requirement or of proving any actual damages), to prevent breaches or threatened breaches of this Agreement by Recipient or any of its Representatives and to specifically enforce the terms and provisions of this Agreement, such remedies being in addition to any other remedy to which AVI may be entitled at law or in equity.

4.             Indemnification.  Recipient shall indemnify and defend AVI and its Representatives and each of their respective directors, officers, employees, managers, members, partners, shareholders, agents and affiliates (collectively, the “Indemnified Persons”) against and hold each

Indemnified Person harmless from any and all liabilities, obligations, losses, damages, costs, expenses, claims, penalties, lawsuits, proceedings, actions, judgments and disbursements of any kind or nature whatsoever, interest, fines, settlements and reasonable attorneys’ fees and expenses that the Indemnified Persons may incur, suffer, sustain or become subject to arising out of, relating to, or due to the breach of this Agreement by Recipient.  The provisions of this Section 4 shall survive the termination of this Agreement.

5.             Term of Obligation.

5.1           Term.  The confidentiality obligations set forth in this Agreement shall continue with regard to an item of information as long as that information continues to meet the definition of “Confidential Information” and is not exempt under Section 2.2.

5.2           Return of Confidential Information.  At any time upon written request by AVI, Recipient shall return or destroy all documents or other materials embodying Confidential Information and shall retain no copies thereof, unless necessary for Recipient to fulfill duties or obligations pursuant to which Recipient first received the Confidential Information.

6.             General.

6.1           Waiver.  The failure of either Party to claim a breach of any term of this Agreement shall not constitute a waiver of such breach or the right of such Party to enforce any subsequent breach of such term.

6.2           Assignment.  This Agreement shall be binding on and inure to the benefit of each Party and their respective successors and assigns.

6.3           Severability.  In the event that any provision of this Agreement is found to be invalid, void or unenforceable, the Parties agree that, unless such provision materially affects the intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall not affect the validity of this Agreement nor the remaining provisions hereof.

6.4           Governing Law.  This Agreement shall be governed by the laws of the State of Washington, without regard to its conflict of law principles. The Parties agree that the exclusive jurisdiction for any legal action shall be Snohomish County, Washington.

6.5           Entire Agreement.  This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements, communications and understandings of any nature whatsoever, oral or written.  This Agreement may not be modified or waived orally and may be modified only in a writing signed by a duly authorized representative of both parties.  Notwithstanding anything in the foregoing to the contrary, as between AVI and BMR-3450 Monte Villa Parkway LLC (“BMR”), this Agreement shall be subject to that certain Lease dated as of July 24, 2009, by and between AVI and BMR, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives and to be effective on the Effective Date.

AVI:

By:
Name:
Title:

RECIPIENT:

By:
Name:

EXHIBIT E

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer.]

LETTER OF CREDIT

Date:               , 200

(the “Beneficiary”)

Attention:

L/C. No.:

Loan No. :

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $              , expiring at     :00 p.m. on                or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in                            are authorized or required to close.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of                (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C and (b) a sight draft substantially in the form of Attachment 1, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at                          on or before the Expiry Date by personal presentation, courier or messenger service, or fax. Presentation by fax shall be effective upon electronic confirmation of transmission as evidenced by a printed report from the sender’s fax machine. After any fax presentation, but not as a condition to its effectiveness, Beneficiary shall with reasonable promptness deliver the original Drawing Documentation by any other means.  Issuer will on request issue a receipt for Drawing Documentation.

We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day.  We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation.  We waive any defense based on fraud or any claim of fraud.

The Expiry Date shall automatically be extended by one year (but never beyond            (the “Outside Date”)) unless, on or before the date 90 days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.

Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”).  Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C.  Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Attachment 2, purportedly signed by Beneficiary, and designating Transferee.  Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary.  Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary.  Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to:                        (or such replacement as Beneficiary designates from time to time by written notice).

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (the “UCP”); and (b) to the extent not inconsistent with the UCP, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,

[Issuer Signature]

ATTACHMENT 1 TO EXHIBIT E

FORM OF SIGHT DRAFT

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of                             , the sum of                              United States Dollars ($                            ). Drawn under [Issuer] Letter of Credit No.                              dated                             .

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account:                                                   .]

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

ATTACHMENT 2 TO EXHIBIT E

FORM OF TRANSFER NOTICE

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No.                              dated                              (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date:                                 ]

EXHIBIT F

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE.  IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1.             Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building without Landlord’s prior written consent.  Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

2.             If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, which window, door or windowsill is (a) visible from the exterior of the Premises and (b) not included in plans approved by Landlord, then Tenant shall promptly remove said curtains, blinds, shades, screens or hanging plants or other similar objects at its sole cost and expense.

3.             Tenant shall not obstruct any sidewalks or entrances to the Building, or any halls, passages, exits, entrances or stairways within the Premises, in any case that are required to be kept clear for health and safety reasons.

4.             No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project.

5.             Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) that is allowed by Applicable Laws.  Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and other tenants of the Building.

6.             Tenant shall not use any method of heating or air conditioning other than that shown in the Tenant Improvement plans.

7.             Tenant shall not install any radio, television or other antenna, cell or other communications equipment, or any other devices on the roof or exterior walls of the Premises except to the extent shown on approved Tenant Improvements plans.  Tenant shall not interfere with radio, television or other communications from or in the Premises or elsewhere.

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8.             Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited, and Tenant shall cooperate to prevent such activities.

9.             Tenant shall store all of its trash, garbage and Hazardous Materials within its Premises or in designated receptacles outside of the Premises.  Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal.

10.           The Premises shall not be used for any improper, immoral or objectionable purpose.  No cooking shall be done or permitted on the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11.           Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

12.           Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13.           Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14.           Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant.

15.           These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.

16.           Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Landlord shall provide written notice to Tenant of such rules and regulations prior to them taking effect.  Tenant agrees to abide by these Rules and Regulations and any additional rules and regulations issued or adopted by Landlord.

17.           Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT G

MAJOR COMPETITORS

•        Genzyme Corporation

•        Biomarin Pharmaceuticals Inc.

•        Prosensa Holding B.V.

•        Isis Pharmaceuticals Inc.

EXHIBIT H

TENANT’S PERSONAL PROPERTY

Landlord and Tenant agree to use good faith, commercially reasonable efforts to reach agreement on the list for this Exhibit H prior to the Term Commencement Date.

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EXHIBIT I

FORM OF ESTOPPEL CERTIFICATE

To:          BMR-3450 Monte Villa Parkway LLC

17190 Bernardo Center Drive

San Diego, California  92128

Attention: Vice President, Real Estate Counsel

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California  92128

Re:          The Premises (the “Premises”) located at 3450 Monte Villa Parkway in Bothell, Washington (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1.             Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of July 24, 2009.  The Lease has not been cancelled, modified, assigned, extended or amended [except as follows:  [              ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property.  The lease term expires on [              ], 20[    ].

2.             Tenant took possession of the Premises, currently consisting of [              ] square feet, on [              ], 20[    ], and commenced to pay rent on [              ], 20[    ].  Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows:  [              ]].

3.             All base rent, rent escalations and additional rent under the Lease have been paid through [              ], 20[    ].  There is no prepaid rent[, except $[              ]][, and the amount of security deposit is $[              ] [in cash][in the form of a letter of credit]].  Tenant currently has no right to any future rent abatement under the Lease.

4.             Base rent is currently payable in the amount of $[              ] per month.

5.             Tenant is currently paying estimated payments of additional rent of $[              ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

6.             To Tenant’s actual knowledge, all work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [              ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

7.             The Lease is in full force and effect, and to Tenant’s actual knowledge without investigation, free from default and free from any event that could become a default under the

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Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [              ]].

8.             [Tenant has the following expansion rights or options for the Property:  [              ].][Tenant has no rights or options to purchase the Property.]

9.             To Tenant’s actual knowledge without investigation, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.

10.           The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate.  The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], BMR-3450 Monte Villa Parkway LLC, BioMed Realty, L.P., BioMed Realty Trust, Inc., and any [other] mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [        ] day of [              ], 20[    ].

AVI BIOPHARMA, INC.,

an Oregon corporation

By:
Name:
Title:

EXHIBIT J

FORM OF CONSENT TO SUBLEASE FOR ENTIRE PREMISES

This CONSENT TO SUBLEASE (this “Consent”) is entered into as of this          day of [              ], 20[    ], by and between [              ], a Delaware limited [liability company][partnership] (“Master Lessor”), [as successor in interest to [              ],] [              ], a [              ] (“Sublessor”), and [              ], a [              ] (“Sublessee”).

RECITALS

A.            WHEREAS, Master Lessor and Sublessor are parties to that certain Lease dated as of July 24, 2009 (as the same may have been amended, amended and restated, supplemented or otherwise modified from time to time, the “Master Lease”), whereby Sublessor leases certain premises (the “Premises”) from Master Lessor at 3450 Monte Villa Parkway in Bothell, Washington (the “Building”); and

B.            WHEREAS, Sublessor has applied to Master Lessor for its consent to that certain [Sublease] dated as of [              ], 20[    ] (the “Sublease”), by and between Sublessor and Sublessee, whereby Sublessor subleases its interest in the Premises (the “Subleased Premises”) to Sublessee.

AGREEMENT

NOW, THEREFORE, Master Lessor hereby consents to the Sublease, subject to and upon the following terms and conditions, to each of which Sublessor, Sublessee and Master Lessor expressly agree:

1.             Nothing contained in this Consent shall either:

(a)           operate as a consent to or approval by Master Lessor of any of the provisions of the Sublease or as a representation or warranty by Master Lessor, and Master Lessor shall not be bound or estopped in any way by the provisions of the Sublease; or

(b)           be construed to modify, waive or affect any of the provisions, covenants or conditions of, or any rights or remedies of Master Lessor under, the Master Lease.  In the case of any conflict between the provisions of this Consent and those of the Sublease, the provisions of this Consent shall prevail.

2.             Sublessor expressly assumes and agrees that during the term of the Sublease, Sublessor shall perform and comply with each and every obligation of Sublessor under the Master Lease.  Sublessee expressly assumes and agrees that during the term of the Sublease, Sublessee shall perform and comply with each and every obligation of Sublessor under the Master Lease related to the Subleased Premises.

3.             Neither the Sublease nor this Consent shall release or discharge Sublessor from any liability under the Master Lease, and Sublessor shall remain liable and responsible for the

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full performance of all of the provisions, covenants and conditions set forth in the Master Lease.  The acceptance of rent by Master Lessor from Sublessee or from any other person shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.  Sublessor and Sublessee understand and represent that by entering into the Sublease, Master Lessor’s rights, remedies and liabilities under the Master Lease have not in any way been modified.

4.             Sublessor and Sublessee warrant that the attached Sublease represents the entire agreement between them.  Sublessee further warrants that there was no compensation or consideration paid to either party as a condition of this Consent or the Sublease other than as stated herein or therein.

5.             The Sublease shall be subject and subordinate at all times to the Master Lease and all of its provisions, covenants and conditions.  In case of a conflict, the provisions of the Master Lease shall prevail.

6.             This Consent shall not constitute a consent to any subsequent subletting or assignment of the Master Lease, the Sublease or the Premises.  This Consent may not be assigned by Sublessor or Sublessee in whole or in part.

7.             Sublessor and Sublessee shall protect, defend, indemnify, release, save and hold Master Lessor and each of Master Lessor’s officers, directors, affiliates, employees, agents, consultants and lenders (each, an “Indemnified Party”) harmless from and against any and all Losses (as defined below) imposed upon or incurred by or asserted against such Indemnified Party and directly or indirectly arising out of or in any way relating to Sublessor’s or Sublessee’s failure to perform or comply with any existing Master Lease obligations (in the case of Sublessee, only to the maximum extent that Sublessee is liable to comply with such obligations pursuant to the Sublease or this Consent, or that such obligations relate to the Subleased Premises), and otherwise as set forth in the Master Lease.  As used herein, the term “Losses” includes any and all claims, suits, liabilities, actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages and foreseeable and unforeseeable consequential damages of whatever kind or nature (including, without limitation, attorneys’ fees and other costs of defense).

8.             In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors, or anyone else liable under the Master Lease or the Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable therefor to Master Lessor.

9.             In the event that Sublessor defaults in its obligations under the Master Lease, Master Lessor may, at its option and without being obligated to do so, require Sublessee to attorn to Master Lessor with respect to the Subleased Premises.  If Master Lessor elects to require Sublessee to so attorn, then Master Lessor shall undertake the obligations of Sublessor under the Sublease with respect to the Subleased Premises from the time of the exercise of Master Lessor’s option under this Section until termination of the Sublease; provided, however, that Master

Lessor shall not be liable for any prepaid rents or any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of Sublessor under the Sublease.

10.           If Master Lessor brings about legal action or proceedings to enforce the terms and/or conditions of the Master Lease or to declare its rights thereunder, Sublessor and Sublessee agree that any attorneys’ fees, costs and expenses of such proceeding shall be paid by the losing party as determined by the appropriate court.

11.           This Consent (a) shall be construed in accordance with the laws of the State of Washington, without regard to its conflict of law principles, (b) contains the entire agreement of the parties hereto with respect to the subject matter hereof and (c) may not be changed or terminated orally or by any course of conduct.

12.           Sublessor represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, [other than [                  ],] and Sublessor agrees to indemnify and hold Master Lessor and Sublessee harmless from and against any claims by [this or] any [other] broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Sublessor with regard to the Sublease.  The provisions of this Section shall survive the expiration or earlier termination of this Consent or the Master Lease.

13.           If any terms or provisions of the Master Lease or this Consent, or the application thereof to any person or circumstance, shall to any extent be held to be invalid or unenforceable, then the remainder of the Master Lease, this Consent or the application of such term or provision to persons or circumstances other than those as to which they are held invalid or unenforceable shall not be affected thereby, and each term and provision of the Master Lease and this Consent shall be valid and enforceable to the fullest extent permitted by law.  Master Lessor’s rights and remedies provided for in the Master Lease, this Consent or by law shall, to the extent permitted by law, be cumulative.

14.           This Consent may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Consent.

IN WITNESS WHEREOF, Sublessor and Sublessee have affixed their respective signatures hereto as evidence of understanding of and agreement to the above, and Master Lessor has affixed its signature hereto to convey its consent to the Sublease.

MASTER LESSOR:

[              ],

a [              ]

By:
Name:
Title:

SUBLESSOR:

[              ],

a [              ]

By:
Name:
Title:

SUBLESSEE:

[              ],

a [              ]

By:
Name:
Title:

EXHIBIT K

FORM OF CONSENT TO SUBLEASE FOR PORTION OF PREMISES

This CONSENT TO SUBLEASE (this “Consent”) is entered into as of this          day of [              ], 20[    ], by and between [              ], a Delaware limited [liability company][partnership] (“Master Lessor”), [as successor in interest to [              ],] [              ], a [              ] (“Sublessor”), and [              ], a [              ] (“Sublessee”).

RECITALS

A.            WHEREAS, Master Lessor and Sublessor are parties to that certain Lease dated as of July 24, 2009 (as the same may have been amended, amended and restated, supplemented or otherwise modified from time to time, the “Master Lease”), whereby Sublessor leases certain premises (the “Premises”) from Master Lessor at 3450 Monte Villa Parkway in Bothell, Washington (the “Building”); and

B.            WHEREAS, Sublessor has applied to Master Lessor for its consent to that certain [Sublease] dated as of [              ], 20[    ] (the “Sublease”), by and between Sublessor and Sublessee, whereby Sublessor subleases its interest in a portion of the Premises (such portion, the “Subleased Premises”) to Sublessee.

AGREEMENT

NOW, THEREFORE, Master Lessor hereby consents to the Sublease, subject to and upon the following terms and conditions, to each of which Sublessor, Sublessee and Master Lessor expressly agree:

1.             Nothing contained in this Consent shall either:

(a)           operate as a consent to or approval by Master Lessor of any of the provisions of the Sublease or as a representation or warranty by Master Lessor, and Master Lessor shall not be bound or estopped in any way by the provisions of the Sublease; or

(b)           be construed to modify, waive or affect any of the provisions, covenants or conditions of, or any rights or remedies of Master Lessor under, the Master Lease.  In the case of any conflict between the provisions of this Consent and those of the Sublease, the provisions of this Consent shall prevail.

2.             Sublessor expressly assumes and agrees that during the term of the Sublease, Sublessor shall perform and comply with each and every obligation of Sublessor under the Master Lease.  Sublessee expressly assumes and agrees that during the term of the Sublease, Sublessee shall perform and comply with each and every obligation of Sublessor under the Master Lease related to the Subleased Premises.

3.             Neither the Sublease nor this Consent shall release or discharge Sublessor from any liability under the Master Lease, and Sublessor shall remain liable and responsible for the full performance of all of the provisions, covenants and conditions set forth in the Master Lease.  The acceptance of rent by Master Lessor from Sublessee or from any other person shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.  Sublessor and Sublessee understand and represent that by entering into the Sublease, Master Lessor’s rights, remedies and liabilities under the Master Lease have not in any way been modified.

4.             Sublessor and Sublessee warrant that the attached Sublease represents the entire agreement between them.  Sublessee further warrants that there was no compensation or consideration paid to either party as a condition of this Consent or the Sublease other than as stated herein or therein.

5.             The Sublease shall be subject and subordinate at all times to the Master Lease and all of its provisions, covenants and conditions.  In case of a conflict, the provisions of the Master Lease shall prevail.

6.             This Consent shall not constitute a consent to any subsequent subletting or assignment of the Master Lease, the Sublease or the Premises.  This Consent may not be assigned by Sublessor or Sublessee in whole or in part.

7.             Sublessor and Sublessee shall protect, defend, indemnify, release, save and hold Master Lessor and each of Master Lessor’s officers, directors, affiliates, employees, agents, consultants and lenders (each, an “Indemnified Party”) harmless from and against any and all Losses (as defined below) imposed upon or incurred by or asserted against such Indemnified Party and directly or indirectly arising out of or in any way relating to Sublessor’s or Sublessee’s failure to perform or comply with any existing Master Lease obligations (in the case of Sublessee, only to the maximum extent that Sublessee is liable to comply with such obligations pursuant to the Sublease or this Consent, or that such obligations relate to the Subleased Premises), and otherwise as set forth in the Master Lease.  As used herein, the term “Losses” includes any and all claims, suits, liabilities, actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages and foreseeable and unforeseeable consequential damages of whatever kind or nature (including, without limitation, attorneys’ fees and other costs of defense).

8.             In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors, or anyone else liable under the Master Lease or the Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable therefor to Master Lessor.

9.             In the event that Sublessor defaults in its obligations under the Master Lease, Master Lessor may, at its option and without being obligated to do so, require Sublessee to attorn to Master Lessor with respect to the Subleased Premises.  If Master Lessor elects to require Sublessee to so attorn, then Master Lessor shall undertake the obligations of Sublessor under the Sublease with respect to the Subleased Premises from the time of the exercise of Master Lessor’s option under this Section until termination of the Sublease; provided, however, that Master

Lessor shall not be liable for any prepaid rents or any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of Sublessor under the Sublease.

10.           If Master Lessor brings about legal action or proceedings to enforce the terms and/or conditions of the Master Lease or to declare its rights thereunder, Sublessor and Sublessee agree that any attorneys’ fees, costs and expenses of such proceeding shall be paid by the losing party as determined by the appropriate court.

11.           This Consent (a) shall be construed in accordance with the laws of the State of [              ], without regard to its conflict of law principles, (b) contains the entire agreement of the parties hereto with respect to the subject matter hereof and (c) may not be changed or terminated orally or by any course of conduct.

12.           Sublessor represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, [other than [                  ],] and Sublessor agrees to indemnify and hold Master Lessor and Sublessee harmless from and against any claims by [this or] any [other] broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Sublessor with regard to the Sublease.  The provisions of this Section shall survive the expiration or earlier termination of this Consent or the Master Lease.

13.           If any terms or provisions of the Master Lease or this Consent, or the application thereof to any person or circumstance, shall to any extent be held to be invalid or unenforceable, then the remainder of the Master Lease, this Consent or the application of such term or provision to persons or circumstances other than those as to which they are held invalid or unenforceable shall not be affected thereby, and each term and provision of the Master Lease and this Consent shall be valid and enforceable to the fullest extent permitted by law.  Master Lessor’s rights and remedies provided for in the Master Lease, this Consent or by law shall, to the extent permitted by law, be cumulative.

14.           This Consent may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Consent.

IN WITNESS WHEREOF, Sublessor and Sublessee have affixed their respective signatures hereto as evidence of understanding of and agreement to the above, and Master Lessor has affixed its signature hereto to convey its consent to the Sublease.

MASTER LESSOR:

[              ],

a [              ]

By:
Name:
Title:

SUBLESSOR:

[              ],

a [              ]

By:
Name:
Title:

SUBLESSEE:

[              ],

a [              ]

By:
Name:
Title: